As filed with the Securities and Exchange Commission on September 15, 2009
                           Registration No. 333-138184
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                   ON FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TOMBSTONE TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

        COLORADO                           2759                  51-0541963
        --------                           ----                  ----------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

         5380 Highlands Drive, Longmont, CO 80503 / Phone (303) 684-6644
          (Address and telephone number of principal executive offices)

                                   Neil A. Cox
         5380 Highlands Drive, Longmont, CO 80503 / Phone (303) 684-6644
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
  7609 Ralston Road, Arvada, CO, 80002 / phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
  Title of Each Class of       Amount To Be         Proposed Maximum           Proposed Maximum          Amount of
Securities To Be Registered     Registered           Offering Price           Aggregate Offering       Registration
                                                                                   Price(1)                 Fee
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common   Stock  by  Selling          3,230,000                     $0.55                  $1,776,500        $54.54(2)
Shareholders
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common  Shares   Underlying            600,000                     $0.55                    $330,000        $10.13(2)
Warrants to Consultants
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common  Shares   Underlying             60,000                     $0.60                     $36,000         $2.01(2)
Placement Agent Warrants
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common  Shares   Underlying            150,000                     $0.55                     $82,500         $2.53(2)
Employee  Options
---------------------------- ------------------ ------------------------- --------------------------- ----------------
(1)      Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)      Amount previously paid with the original SB-2 filing.


This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, which was previously declared effective by the Securities and Exchange Commission on May 13, 2008, incorporates by reference the Registrant's current reports on Form 8-K as filed with the Securities and Exchange Commission on January 4, 2008, May 21, 2008, August 7, 2008, September 24, 2008, March 5, 2009
and May 28, 2009, the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009 and the Registrant's Form 10-Q's filed on May 15, 2009 and August 13, 2009.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS
                          TOMBSTONE TECHNOLOGIES, INC.
         1,500,000 COMMON SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS
         1,730,000 COMMON SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS
                60,000 SHARES UNDERLYING PLACEMENT AGENT WARRANTS
              600,000 COMMON SHARES UNDERLYING CONSULTANT WARRANTS
                    150,000 EMPLOYEE/CONSULTANT OPTION SHARES

We are registering all securities listed for sale on behalf of selling shareholders:

(a)  1,500,000 Shares of Common Stock of Selling Shareholders,
(b)  1,730,000 outstanding shares of Common Stock of Selling Shareholders
(c)  60,000 Shares underlying Placement Agent Warrants
(d)  600,000 common shares underlying Consultant Warrants at $0.55 per share
(e) 150,000 Shares underlying Employee/Consultant Options at $0.55 per Share (the "Offering") of our Company, Tombstone Technologies, Inc., a Colorado corporation.

In Registration Statement No. 333-138184, we registered Units consisting of 1 share of our common stock and an "A" Warrant and a "B" Warrant. On August 31, 2009, the "A" and "B" warrants will expire and therefore, the Registrant is removing, thereby deregistering the "A" and "B" warrants and the shares underlying the warrants from Registration Statement No. 333-138184. Further, as a result of the removal of the "A" and the "B" Warrants, the Registrant has removed all references to Units and is updating the document for such items.

A total of $448,500 may be raised by us if all Placement Agent Warrants, Employee Options and Consultant Warrants and Options described above are exercised. We will NOT receive any proceeds from sales of Shares by Selling Shareholders. Furthermore, given that we have no operating history and no revenues, it is highly unlikely that our Warrants will be exercised at $0.55 or $0.60 in the foreseeable future.

Each Placement Agent Warrant entitles the holder to purchase one share of Common Stock at $0.60 during the three-year period commencing August 31, 2006. The expiration of the Placement Agent Warrant has been extended to August 31, 2012. Our Common Stock, only, will be transferable immediately after the closing of this offering. There are no transfer limitations on the Units being registered. We have undertaken to keep the registration statement, of which this Prospectus is a part, current during the term of the Warrants and Options to Employee/Consultants. (See "Description of Securities")

Our Selling Security Holders plan to sell common Shares at such prices as the market may dictate from time to time. There is a limited trading market for the common stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at a slight premium to the previous private placement price of $0.50 per Unit. The Warrant exercise price was arbitrarily determined based on speculative concept unsupported by any other comparables. We have set the initial fixed prices as follows:

                    TITLE                        PER SHARE/ EXERCISE PRICE
--------------------------------------------- ----------------------------------
                Common Stock                               $0.55
         Employee/Consultant Options                       $0.55
  Stock underlying Placement Agent Warrants                $0.60

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In October 2007, our common stock was approved for trading on the over the counter bulletin board under the symbol "TMCI". While Units and the "A" Warrants and "B" Warrants were approved for trading on the over the counter bulletin board, it appears there was never any trades and the "A" and "B" Warrants have expired. During the period of October 2007 through December 31, 2007, our Shares and Units did not trade. During the period of January 1, 2008 through December 31, 2008, our Shares had limited trading activity. Our Units have had no trading activity during the period of October 2007 through the expiration of the Warrants.

We are conducting this offering as a "self-underwriting" through our officers and directors, and therefore, we will pay no underwriting fees or commissions

         1. We are not using an underwriter for this offering of Shares.

         2. We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from exercise of Warrants pursuant to this offering will be immediately available to us for our use and retained by Tombstone regardless of whether or not there are any additional sales under this offering.

This offering will be on a delayed or continuous basis for sales of selling Shares and for exercise of Warrants for the period of the Warrants until expiry or call and exercise.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               The date of this Prospectus is September 15, 2009.
                                        2


TABLE OF CONTENTS
=========================================================================================== ==============
Item in Form S-1 Prospectus Caption                                                           Page No.
------------------------------------------------------------------------------------------- --------------
Front of Registration Statement and Outside Front Cover Page of Prospectus
------------------------------------------------------------------------------------------- --------------
Prospectus Cover Page                                                                            1
------------------------------------------------------------------------------------------- --------------
Prospectus Summary and Risk Factors                                                              4
------------------------------------------------------------------------------------------- --------------
Use of Proceeds                                                                                  13
------------------------------------------------------------------------------------------- --------------
Determination of Offering Price                                                                  14
------------------------------------------------------------------------------------------- --------------
Dilution                                                                                         14
------------------------------------------------------------------------------------------- --------------
Selling Security Holders                                                                         15
------------------------------------------------------------------------------------------- --------------
Plan of Distribution                                                                             19
------------------------------------------------------------------------------------------- --------------
Legal Proceedings                                                                                19
------------------------------------------------------------------------------------------- --------------
Directors, Executive Officers, Promoters and Control Persons                                     19
------------------------------------------------------------------------------------------- --------------
Security Ownership of Certain Beneficial Owners and Management                                   21
------------------------------------------------------------------------------------------- --------------
Description of Securities                                                                        22
------------------------------------------------------------------------------------------- --------------
Interest of Named Experts and Counsel                                                            22
------------------------------------------------------------------------------------------- --------------
Disclosure of Commission Position on Indemnification for Securities Act Liabilities              23
------------------------------------------------------------------------------------------- --------------
Organization within Last Five Years                                                              23
------------------------------------------------------------------------------------------- --------------
Description of Business                                                                          23
------------------------------------------------------------------------------------------- --------------
Plan of Operation                                                                                25
------------------------------------------------------------------------------------------- --------------
Description of Property                                                                          31
------------------------------------------------------------------------------------------- --------------
Certain Relationships and Related Transactions                                                   31
------------------------------------------------------------------------------------------- --------------
Market for Common Equity and Related Stockholder Matters                                         32
------------------------------------------------------------------------------------------- --------------
Executive and Directors Compensation                                                             33
------------------------------------------------------------------------------------------- --------------
Financial Statements                                                                             35
------------------------------------------------------------------------------------------- --------------
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure             35
------------------------------------------------------------------------------------------- --------------

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

PROSPECTUS SUMMARY AND RISK FACTORS

OUR COMPANY

Tombstone Cards, Inc. ("We," "Us," "Our") was organized under the laws of the State of Colorado on April 29, 2005, because our management decided to attempt to build a business to sell customized, professional-quality playing cards via the Internet.

On July 31, 2008, Tombstone Cards, Inc. amended its' Articles of Incorporation for the change of its corporate name to Tombstone Technologies, Inc. as approved at the Annual Shareholder's Meeting held on July 24, 2008.

We have begun initial minimal operations and have recognized minimal revenues from such operations. Currently, our only employees are our Chief Executive Officer and Chief Financial Officer, as described on page 20. Through the period ended June 30, 2006, the executive officers contributed their services and only recently began to be compensated for their services in 2008. During the year ended December 31, 2008, Messrs. Harris and Cox's both were paid $18,000 of their $36,000 salaries. The remaining $18,000 was accrued at December 31, 2008. During the six months ended June 30, 2009, the Board of Directors of the Company issued to Messrs. Harris and Cox, in lieu of monies owed for salaries of $18,000 each at December 31, 2008, totaling $36,000, the issuance of a total of 360,000 restricted shares of our common stock (valued at $0.10 per share). These shares have been accounted for as a contribution of capital.

We are in the developmental stage of our business, and since January 1, 2007, we have had limited operations and recognized nominal revenues.

During the year ended December 31, 2007, we, as part of our manufacturing and printing of customized playing cards, created a technology division in order to handle the development, marketing and licensing of our proprietary OIEPrint(TM) software, a web to print template driven application. Web to print is the overall process of integrating technology, from ordering and pre-press to post-press and delivery in order to reduce time and costs.

During the second and third quarters of 2008, our management made the decision to focus a majority of our efforts and resources on the development and marketing of the OIEPrint(TM) software. We will still continue to offer customized playing cards, but have determined that this will be a smaller part of our operations. We will continue offering customized playing cards using the OIEPrint(TM) software to create and print the playing cards.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

o    There is a limited market for our securities;
o    We have recognized minimal revenues;
o    We are start up company;
o    We have minimal experience in the printing business;
o    We may be undercapitalized.

Our executive offices are located at 5380 Highlands Drive, Longmont, CO 80503; the telephone number is (303) 684-6644; and the facsimile number is (303) 684-0673.

SUMMARY OF FINANCIAL INFORMATION

  --------------------------------------------------------- ----------------------------------------------------
                                                                                        As at December 31, 2008
  --------------------------------------------------------- ----------------------------------------------------
  Total Assets                                                                                          $85,644
  --------------------------------------------------------- ----------------------------------------------------
  Total Liabilities                                                                                     $43,946
  --------------------------------------------------------- ----------------------------------------------------
  Shareholders' Equity                                                                                  $41,968
  --------------------------------------------------------- ----------------------------------------------------

  --------------------------------------------------------- ----------------------------------------------------
                                                                       From April 29, 2005 to December 31, 2008
  --------------------------------------------------------- ----------------------------------------------------
  Revenues                                                                                                 $-0-
  --------------------------------------------------------- ----------------------------------------------------
  Net Loss for the year ended December 31, 2008                                                      ($380,089)
  --------------------------------------------------------- ----------------------------------------------------
  Net Loss from April 29, 2005 through December 31, 2008                                             ($909,499)
  --------------------------------------------------------- ----------------------------------------------------

As of December 31, 2008, accumulated deficit for our business was $909,499. As of June 30, 2009, accumulated deficit for our business was $1,058,333. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering all securities listed for sale on behalf of selling shareholders:

     (a)  1,500,000 Shares of Common Stock of Selling Shareholders,
     (b)  1,730,000 outstanding shares of Common Stock of Selling Shareholders
     (c)  60,000 Shares underlying Placement Agent Warrants
     (d) 600,000 common shares underlying Consultant Warrants at $0.55 per share
     (e) 150,000 Shares underlying Employee/Consultant Options at $0.55 per Share (the "Offering") of our Company, Tombstone Technologies, Inc., a Colorado corporation.

A total of $448,500 may be raised by us if all Placement Agent Warrants, Employee Options and Consultant Warrants and Options described above are exercised. We will NOT receive any proceeds from sales of Shares by Selling Shareholders. Furthermore, given that we have no operating history and no revenues, it is highly unlikely that our Warrants will be exercised at $0.50 or $0.60 in the foreseeable future.

Each Placement Agent Warrant entitles the holder to purchase one share of Common Stock at $0.60 during the three-year period commencing August 31, 2006. The expiration of the Placement Agent Warrant has been extended to August 31, 2012. Our Common Stock, only, will be transferable immediately after the closing of this offering. There are no transfer limitations on the Units being registered. We have undertaken to keep the registration statement, of which this Prospectus is a part, current during the term of the Warrants and Options to Employee/Consultants. (See "Description of Securities")

  ============================================================== ===============
  Common Shares Outstanding Before This Offering                      3,878,000
  -------------------------------------------------------------- ---------------
  Maximum Common  Shares Being Offered by Selling Shareholders        3,230,000
  -------------------------------------------------------------- ---------------
  Maximum Common Shares offered by Selling Shareholders               1,790,000
  -------------------------------------------------------------- ---------------
  Maximum Shares Underlying Employee Options                            150,000
  -------------------------------------------------------------- ---------------
  Maximum Common Shares Outstanding After This Offering (1)           6,567,999
  -------------------------------------------------------------- ---------------
  Maximum   Shares   Outstanding   if  Placement   Agent              6,567,999
  Warrants are Exercised in this Offering
  ============================================================== ===============

(1) Assuming exercise of all 810,000 Share purchase Warrants/Options consisting of 150,000 Employee Options, 60,000 Placement Agent Warrants and 600,000 Consultant Warrants.

We are authorized to issue 100,000,000 Shares of Common Stock. Our current Shareholders, officers and directors collectively own 3,878,000 Shares of restricted Common Stock. These Shares were issued at a price of $.01 per Share for 1,500,000 Shares, $0.50 per Share for 1,730,000 Shares and $0.10 per share for 648,000 Shares.

Our Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority ("FINRA"). In October 2007, we began trading on the over the counter bulletin board under the symbol "TMCI." During the period of October 2007 through December 31, 2007, our shares did not trade. During the period January 1, 2008 through December 31, 2008 our common stock had limited trading. On December 31, 2008 our shares of common stock were traded at a high of $0.65 and a low of $0.65.

In addition to our common stock, in October 2007, we began trading our Units on the OTC Bulletin Board. A Unit consists of 1 share of our common stock, 1 of our "A" Warrants and 1 of our "B" Warrants. The Units trade on the over the counter bulletin board under the symbol "TMCIU". While Units and the "A" Warrants and "B" Warrants were approved for trading on the over the counter bulletin board, it appears there was never any trades and the "A" and "B" Warrants have expired.

OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the Shares of our Common Stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY AND UNPROVEN AND THEREFORE RISKY.

We have only very recently been organized to perform the operations described above. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the card business, especially in view of the intense competition from existing businesses in the industry.

WE WERE INCORPORATED IN 2005 AND HAVE HAD A LIMITED OPERATING HISTORY.

We have only very recently been organized to perform the operations described above. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the Web 2 Print business, especially in view of the intense competition from existing businesses in the industry.

A DECLINE IN ON-LINE PRINTING MAY ADVERSELY AFFECT OUR BUSINESS.

If on-line printing declines in activity, there is significant risk that the operations of our business will be negatively impacted resulting in lack of sales revenues, if any are ever developed. This decline could result from adverse economic conditions, which negatively affect disposable income and changes in printing habits.

OUR WEAKNESSES MAY AFFECT OUR ABILITY TO SELL, COMPETE AND GENERATE REVENUES.

     o Because of our position as a startup, we are not a household name among prospective customers, and the cost to raise us to "top-of-mind" awareness will be higher than for an established company.
     o Documented processes and procedures, along with the integrated technology deployment, are still in the development stage and an unforeseen delay or loss of key personnel could cause delays in our continued operations.

Any of these could cause our revenue model to be unprofitable and cause failure of our business.

WE HAVE IDENTIFIED POTENTIAL THREATS TO OUR BUSINESS MODEL.

     o The fast-growing interest in poker could be a fad that burns out quickly, leaving a smaller core than expected.
     o A significant downturn in the American economy would reduce the amount of disposable income available to our target audience.
     o Other competitors could move quickly to match our performance by offering similar products and design amenities, forcing us to invest more than expected in product development.
     o Too much success too quickly could overwhelm our systems, creating order and fulfillment problems including the increased possibility of poor work slipping through to the marketplace, resulting in high levels of customer dissatisfaction.

Any of these could cause our revenue model to be unprofitable and cause failure of our business.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of rent, insurance, utilities, marketing expenses, wages, taxes, etc. and could exceed $500,000 in the next twelve months. Such funds are not currently committed, and we have cash as of the date of this post-effective amended Registration Statement of approximately $34,000.

Given that we have a short operating history and minimal revenues, it is highly unlikely that our Warrants will be exercised at $0.55 and $0.60 in the foreseeable future, which makes it highly unlikely that we will raise that additional working capital from this Registration.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors, Executive Officers, Promoters and Control Persons" (page 19), and "Conflicts of Interest". (page 20)

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

OUR WARRANTHOLDERS AND OPTIONHOLDERS MAY NOT EXERCISE THEIR PURCHASE RIGHTS.

It is very unlikely that any security holder would exercise either our Warrants or the Options.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

We were incorporated on April 29, 2005 based on a concept to sell customized, professional-quality playing cards via the Internet. During the year ended December 31, 2008, the Company changed its business focus to the development of its OIEPrint software. As evidenced by the financial reports we have had minimal revenue. It must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. The venture must be considered highly speculative.

WE CAN MAKE NO ASSURANCE OF SUCCESS OR PROFITABILITY IN THE FUTURE.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits in the future, or that the market price of our Common Stock will be increased thereby.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

We currently have three individuals who are serving as our officers and directors for up to 50 hours per week each on a part-time basis. Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. See "Management." Because investors will not be able to manage our business, they should critically assess the information concerning our officers and directors.

OUR OFFICERS AND DIRECTORS ARE NOT EMPLOYED FULL-TIME BY US WHICH COULD BE DETRIMENTAL TO THE BUSINESS.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts including time and efforts involved in participation with such other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 50 hours per week. (See "Executive Team")

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to us, when the business may demand such full-time.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS TO CORPORATE OPPORTUNITIES WHICH OUR COMPANY MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person leans about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person. (See "Conflicts of Interest" at page
20)

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY COLORADO STATUTE.

Colorado Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTOR'S LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Colorado Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MARKETING.

We will be in competition with other products developed and marketed by much larger corporations, which are better capitalized and have far greater marketing capabilities than us. We expect to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than we do now.

RISK FACTORS RELATED TO OUR ON-LINE PRINTING OPERATIONS

ACTUAL OR PERCEIVED SECURITY VULNERABILITIES IN OUR PRODUCT COULD ADVERSELY AFFECT OUR REVENUES.

Maintaining the security of our software is an issue of critical importance to customers and for management. There are individuals and groups who develop and deploy viruses, worms and other malicious software programs that could attack our products. Although, we take preventative measures to protect our products, these procedures may not be sufficient to mitigate damage to products. Actual or perceived security vulnerabilities in software products could lead some customers to seek to return products, to reduce or delay future purchases or to purchase competitive products. Customers may also increase their expenditures on protecting their computer systems from attack, which could delay or reduce purchases of our product. Any of these actions or responses by customers could adversely affect our revenues.

SYSTEM FAILURES OR SYSTEM UNAVAILABILITY COULD HARM OUR BUSINESS.

We rely on our network infrastructure, internal technology systems and external websites for development, marketing, operational, support and sales activities. Our hardware and software systems related to such activities are subject to damage from malicious code released into the public Internet through recently discovered vulnerabilities in popular software programs. These systems are also subject to acts of vandalism and to potential disruption by actions or inactions of third parties. Any event that causes failures or interruption in hardware or software systems could harm our business, financial condition and operating results.

PURCHASERS OF PRODUCTS AND SERVICES MAY NOT CHOOSE TO SHOP ONLINE WHICH WOULD PREVENT US FROM ACQUIRING NEW CUSTOMERS WHICH ARE NECESSARY TO THE SUCCESS OF OUR BUSINESS.

The online market for print products and services is less developed than the online market for other business and consumer products. If this market does not gain widespread acceptance, our business may suffer. Our success will depend in part on our bility to attract customers who have historically purchased printed products and graphic design services through traditional printing operations and graphic design businesses or who have produced graphic design and printed products using self-service alternatives. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or price our services and products more competitively than we currently anticipate, in order to attract additional online consumers to the websites and convert them into purchasing customers. Specific factors that could prevent prospective customers from purchasing from us include:

     - Concerns about buying graphic design services and printed products without face-to-face interaction with sales personnel;
     -    The inability to physically handle and examine product samples;
     -    Delivery time associated with Internet orders;
     - Concerns about security of online transactions and the privacy of personal information;
     -    Delayed shipments or shipments or incorrect or damaged products; and
     -    Inconvenience associated with returning or exchanging purchased items.

INTERRUPTIONS TO WEBSITE OPERATIONS, INFORMATION TECHNOLOGY SYSTEMS, PRODUCTION PROCESSES OR CUSTOMER SERVICE OPERATIONS AS A RESULT OF NATURAL DISASTERS, ERRORS IN TECHNOLOGY, CAPACITY CONSTRAINTS, SECURITY BREACHES OR OTHER CAUSES COULD DAMAGE OUR REPUTATION AND BRAND AND SUBSTANTIALLY HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

The satisfactory performance, reliability and availability of our websites, transaction processing systems, network infrastructure, printing production facilities and customer service operations are critical to our reputation, and our ability to attract and retain customers and to maintain adequate customer service levels. Any future interruptions that result in the unavailability of our websites reduced order fulfillment performance or interfere with customer service operations could result in negative publicity, damage our reputation and brand and cause our business and results of operations to suffer. We may experience temporary interruptions in operations for a variety of reasons in the future, including human error, software errors, power loss, telecommunication failures, fire, flood, extreme weather, political instability, acts of terrorism, war, break-ins and security breaches, and other events beyond our control.

Our technology, infrastructure and processes may contain undetected errors or design faults. These errors or design faults may cause the websites to fail and result in loss of, or delay in, market acceptance of our products and services. In the future, we may encounter additional issues, such as scalability limitations, in current or future technology releases. A delay in the commercial release of any future version of the technology or implementing improvements in infrastructure and processes could seriously harm our business. In addition, our systems could suffer computer viruses and similar disruptions, which could lead to loss of critical data or the unauthorized disclosure of confidential customer data.

Our business requires that we have adequate capacity in our computer systems to cope with the high volume of visits to websites, particularly during promotional campaign periods. As our operations grow in size and scope, we will need to improve and upgrade our computer systems and network infrastructure to offer customers enhanced and new products, services, capacity, features and functionality. The expansion of our systems and infrastructure may require it to commit substantial financial, operational and technical resources before the volume of the business increases, with no assurance that our revenues will increase.

IF WE ARE UNABLE TO MARKET AND SELL PRODUCTS AND SERVICES BEYOND OUR EXISTING TARGET MARKETS AND DEVELOP NEW PRODUCTS AND SERVICES TO ATTRACT NEW CUSTOMERS, OUR RESULTS OF OPERATIONS MAY SUFFER.

We have developed products and services and implemented marketing strategies designed to attract small business owners and consumers to the websites and encourage them to purchase our products and services. Management believes they will need to address additional markets and attract new customers to further grow the business. To access new markets and customers management expects that they will need to develop, market and sell new products and additional services that address their needs. We intend to focus on developing new strategic relationships to expand marketing and sales channels. Any failure to develop new products and services, expand our business beyond our existing target markets and customers, and address additional market opportunities could harm the business, financial condition and our results of operations.

RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. Our securities currently trade on the Over-the Counter Bulletin Board under the symbol "TMCI." There is a limited public market for our Common Stock. While our Units and the "A" Warrants and "B" Warrants were approved for trading on the over the counter bulletin board ("TMCIU"), it appears there was never any trades and the "A" and "B" Warrants have expired. Our Securities will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of Shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our Common Stock and do not ever anticipate paying such dividends in the foreseeable future.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further Shares as consideration for the cash or assets or services out of our authorized but unissued Common Stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

A LIMITED PUBLIC MARKET EXISTS FOR OUR COMMON STOCK, AT THIS TIME.

Our Common Stock trades on the Over-the Counter Bulletin Board under the symbol "TMCI." There is a limited public market for our Common Stock and no assurance can be given that this market will continue to develop or that a Shareholder ever will be able to liquidate their investment without considerable delay, if at all. If the market continues to develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding Shares of Common Stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these Shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding Shares so officers, directors and affiliates will be able to sell their Shares if this Post-Effective Amendment to the Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company's outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of Shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

FUTURE DILUTION MAY OCCUR DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATION IN THE FUTURE.

There may be substantial dilution to our Shareholders purchasing in this Offering as a result of future decisions of the Board to issue Shares without Shareholder approval for cash, services, acquisitions, or pursuant to our Employee/Consultant Stock Option Plan for which one million Shares have been reserved. Award/Earnings/Vesting criteria under the Plan have not been set, however the price per Share for exercise will be no less than $0.55 per Share. 1,029,999 Options are currently outstanding under the Plan.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The Shares of our Common Stock are thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common Shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their Shares at or near ask prices or at all if you need money or otherwise desire to liquidate their Securities of our Company.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the limited developing trading market for our Common Stock, and because of the possible price volatility, you may not be able to sell your Warrants or Shares of Common Stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our Common Stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our Share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in our quarterly operating results;
     o Loss of a key relationship or failure to complete significant transactions;
     o    Additions or departures of key personnel; and
     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies Common Stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the Shares of common stock we are offering under this post-effective amended Registration Statement are sold and all of the Shares of common stock issued and issuable to the selling security holders are sold, we would have 3,230,000 Shares that are freely tradable without the requirement of registration under the Securities Act of 1933. Even our officers and director have registered Shares owned by them totaling 1,025,000.

Unrestricted sales of 3,230,000 Shares of stock by our selling stockholders could have a huge negative impact on our Share price, and the market for our Securities including Shares and Warrants.

OUR NEW INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF PURCHASERS' INVESTMENTS.

Our present Shareholders have acquired their Securities at a cost significantly less than that which the investors purchasing pursuant to Warrants will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, new investors will bear most of the risk of loss. Further, assuming all of the Shares offered hereby are sold, of which there can be no assurance, an investment in our Common Stock by the purchaser will result in an immediate dilution (in excess of 90%) of the net tangible book value of the Common Stock from the offering price which the purchasers will have paid for their Shares.

OUR BUSINESS IS HIGHLY SPECULATIVE AND THE INVESTMENT IS THEREFORE RISKY.

Due to the speculative nature of our business, it is possible that an investment in the Shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

OUR PRESENT AND FUTURE SHAREHOLDERS WILL SUFFER DILUTION BY SALE OF THIS OFFERING AND BY NEW ISSUANCES IN THE FUTURE WHICH MAY OCCUR.

Upon the sales of Shares, there may be substantial dilution to our Security holders. The exercise price of certain of our Options and Warrants $0.55 and $0.60, is substantially higher than the pro forma current net tangible book value per Share of our outstanding Common Stock. The net tangible book value attributable to our Shares as of December 31, 2008 was $(0.004) per Share. Net tangible book value per Share of Common Stock is determined by dividing the number of outstanding Shares of Common Stock into the net tangible book value attributable to our Common Stock, which is our tangible assets less our total liabilities. After giving effect to possible sale of all of our Shares registered herein, and after deducting the offering expenses, the adjusted net tangible book value attributable to our Common Stock will increase. This represents an immediate increase in net tangible book value per Share to the holders of our existing Common Stock and an immediate dilution per Share to Shareholders purchasing Shares of stock at the exercise price of $0.55 per share for certain Options or $0.60 per share for certain Warrants. See "Dilution Summary" hereinafter on page 14.

--------------------------------------------------------------------------------------------------------------------
                                                                  Assuming Exercise of       Assuming Exercise of
                                                             "Employee" Options @ $0.55 per    "Placement Agent"
                   As of December 31, 2008                              share (1)            Warrants @ $0.60 per
                                                                                                    share
--------------------------------------------------------------------------------------------------------------------
Net tangible book value per share before exercise of                    ($0.004)                   ($0.004)
"Employee " Options  and/or "Placement Agent" Warrants
--------------------------------------------------------------------------------------------------------------------
Net tangible book value per share after exercise of                      $0.108                     $0.101
"Employee" Options and/or "Placement Agent" Warrants
--------------------------------------------------------------------------------------------------------------------
Increase per share attributable to  exercise of "Employee                $0.112                     $0.104
Option" and/or "Placement Agent Warrants"
--------------------------------------------------------------------------------------------------------------------
Dilution per share to new investors                                      $0.442                     $0.449
--------------------------------------------------------------------------------------------------------------------
Dilution per share as percentage of price to new investors                 80%                        82%
--------------------------------------------------------------------------------------------------------------------

* Assumes 100% exercise and cumulative aggregation of proceeds.
 (1) Includes 600,000 Warrants owned by consultants and 150,000 Options owned by employees.

POSSIBLE DEPRESSIVE EFFECT OF FUTURE SALES OF SHARES ISSUED PURSUANT TO WARRANT EXERCISE.

The Shares and Placement Agent Warrants are being registered in this Offering. These Warrants cannot be exercised and the underlying shares of Common Stock issued unless a current registration statement is in effect. (See "Description of Securities - Selling Warrantholders"). In the event all of the Placement Agent Warrants are eventually exercised, the resulting 60,000 shares would be free trading and could be sold into the secondary market. Such sales would most likely have a depressive effect on the price of the Common Stock in any over-the-counter market that may develop, since the large supply of shares available in the market would most likely reduce the price purchasers need to pay for the stock. The exercise of the Warrants would also reduce the percentage of our Common Stock owned by the investors in this offering.

ARBITRARY OFFERING PRICE.

The exercise price of the Warrants have been determined arbitrarily by us with no established criteria of value. There is no direct relationship between these prices and our assets, book value, lack of earnings, shareholder's equity, or any other recognized standard of value of our business.

FUTURE DILUTION.

Upon exercise of any of the Warrants, holder of Common Stock will suffer dilution of their interest in us unless they in turn exercise Warrants which they hold, if any. In addition, Warrants will be exercisable. (See "Description of Securities").

NO ASSURANCE OF PUBLIC MARKET FOR ANY OUR SECURITIES.

There is presently a limited market for any of our securities and there can be no assurance a larger market will develop or that purchasers will be able to resell their Common Stock a the public offering price or without delay. No one is obligated to create or make a market in the Common Stock upon completion of this offering. Should a market for our Securities develop there is no assurance that such a market will continue. In addition, due to the low price of these Securities many brokerage firms may not effect transactions in the Common Stock and banks may not accept them as collateral for loans.

USE OF PROCEEDS

In the event purchasers in this offering elect to exercise any of the Warrants at the exercise prices set forth in this Prospectus, we will realize net proceeds. The proceeds from the exercise of Warrants will be contributed to our working capital and used to build our business. (See "Proposed Business - Plan of Operation")

If Warrants are exercised we will receive proceeds upon exercise, from exercise price of the securities underlying Warrants $36,000 from the sale of 60,000 Placement Agent Warrants at $0.60 per share, $82,500 from sale of Shares underlying Options @ $0.55 per Share to Employee, $330,000 from sale of Shares to a Consultant underlying Warrants at $0.55 per Share,. We have no intention of returning any stock sale proceeds to investors if the maximum amount is not raised, and we will use the proceeds as soon as we receive them.

Although we reserve the right to reallocate the funds according to changing events, we believe the net proceeds from this Offering and projected cash flow from operations will be sufficient to fund our initial capital requirements for a period of twelve months. The foregoing assumes the Offering will be fully subscribed, but there can be no assurance we will not require additional funds for operations. The availability and terms of any future financing will depend on market and other conditions out of our control. The amount of proceeds and uses are based upon our projections, which may also change according to unforeseen future events and market changes.

                                     TABLE I

                                     PROCEEDS (INCLUDING
                                  PLACEMENT AGENT WARRANTS,
                                   CONSULTANT WARRANTS AND
                                     EMPLOYEE CONSULTANT
                                           OPTIONS)
Salaries                                             $170,000
Equipment                                              $8,500
Marketing                                             $25,000
General and Administrative                            $25,000
Working Capital                                      $195,000
Website Development                                   $25,000
                                 -----------------------------
TOTAL                                                $448,500
                                 =============================


The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this offering, which is estimated to be $100,000. The total amount of the money raised from the sale of the Shares underlying Warrants we are offering will be used for the purpose of furthering our plan of operation, as detailed under the heading "PLAN OF OPERATION" below.

                         DETERMINATION OF OFFERING PRICE

Our Common Stock trades on the Over-the Counter Bulletin Board under the symbol "TMCI." While Units and the "A" Warrants and "B" Warrants were approved for trading on the over the counter bulletin board, it appears there was never any trades and the "A" and "B" Warrants have expired.

Our Selling Security Holders plan to sell common Shares at $0.55, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no history of a market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The Warrant exercise price was arbitrarily determined based on speculative concept unsupported by any other comparables.

                    TITLE                        PER SHARE/ EXERCISE PRICE
--------------------------------------------- ----------------------------------
                Common Stock                               $0.55
         Employee/Consultant Options                       $0.55
  Stock underlying Placement Agent Warrants                $0.60

The 1,500,000 Shares of stock already purchased by officers and directors and other founding Shareholders were sold for $.01 per Share. We previously sold 1,730,000 Units to investors at $0.50 per Unit, each Unit consisting of one Share and one "A" Warrant and one "B" Warrant in 2006. The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

DILUTION

We are registering Shares of existing Shareholders Shares of Common Stock comprising part of Units for sale through this offering. Since our inception on April 29, 2005, our officers, directors purchased 1,025,000 shares @ $0.01 per share and other Shareholders have purchased Shares of our Common Stock for $.01 per Share for 500,000 Shares in 2005 (this number includes William Reilly who purchased 25,000 shares in April 2005, and who in 2006 became an Officer and a Director). In 2006 Shareholders purchased 1,730,000 Shares as part of Units offered for $0.50 per Unit and Garden State Securities received, as compensation, a Warrant to purchase 60,000 Units each Unit consisting of one Share and one "A" and one "B" Warrant which Units, Shares and Warrants and Shares Underlying the Warrants. The "A" and "B" Warrants expired in August 2009. We are including all of the securities in this Post-Effective Amendment to the Registration Statement, except for the shares underlying the Warrants and the Units.

COMPARATIVE DATA

The following table sets forth with respect to existing Shareholders and new investors, a comparison of the number of our Shares of Common Stock purchased the percentage ownership of such Shares, the total consideration paid, the percentage of total consideration paid and the average price per Share. All percentages are computed based upon cumulative Shares and consideration assuming sale of all Shares in the line items as compared to maximum in each previous subsection.

                                             SHARES PURCHASED          TOTAL CONSIDERATION          AVERAGE
                                            NUMBER     PERCENT          AMOUNT     PERCENT        PRICE/SHARE
                                         =====================================================================
EXISTING SHAREHOLDERS                        3,230,000     80%           $816,305     65%               $0.25
"Other" Warrant Exercise @ $0.55               600,000     15%           $330,000     26%               $0.30
(assuming 100% sold)
 "Other" Warrant Exercise @ $0.60               60,000     1.0%           $36,000     3%                $0.30
(assuming 100% sold)
Employee Options 150,000 @ $0.55               150,000     4.0%           $82,500     6%                $0.31
                                                      ---------------            --------------
Pre Warrant Exercise Capital                               100%                      100%


"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of Shares held by existing stockholders is lower than the offering price offered to new investors.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the Shares underlying Warrants in the offering are sold.

                                                          25%             50%            75%            100%
  ============================================ =============== =============== ============== ===============
  Net Tangible Book Value Per Share Prior to          ($0.004)        ($0.004)       ($0.004)        ($0.004)
  Stock Sale(1)
  -------------------------------------------- --------------- --------------- -------------- ---------------
  Net Tangible Book Value Per Share After              $ 0.03          $ 0.06         $ 0.08          $ 0.11
  Stock Sale, assuming the Exercise of
  Certain Warrants (2)
  -------------------------------------------- --------------- --------------- -------------- ---------------
  Dilution Per Share                                     95%            89%             85%             80%
  -------------------------------------------- --------------- --------------- -------------- ---------------
  Increase in Net Tangible Book Value                  $ 0.03          $ 0.06         $ 0.08          $ 0.11

(1)      Computation of Net Tangible Book Value per Share prior to stock sale includes the deduction of offering costs of $100,000 and proceeds of private placement in July/August 2006
(2)      Computation of Net Tangible Book Value per Share prior to stock sale assumes proceeds from the exercise of the following warrants:  600,000 @ $0.55; 150,000 @ $0.55; 60,000 @ $0.60 Placement Agent Warrants.

SELLING SECURITY HOLDERS

The selling Shareholders, excluding officers and directors, obtained their Shares of our Stock in either of two private placements of a) 1,730,000 Units occurring in June, July, August 2006, which consisted of one Share, one "A" Warrant and one "B" Warrant at $0.50 per share of which the "A" and "B" Warrants expired in August 2009, or b) in the initial private placement in late 2005 of 500,000 shares (excluding founders, John Harris and Neil Cox) at $0.01 per share.

Other than the two stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant Shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 6, 2005, we sold 500,000 Shares of our Common Stock to our CFO/Secretary/Treasurer (Neil A. Cox) for $5,000, or $.01 per Share. Our Common Stock had no quoted market value on the date of the transaction. Mr. Cox would be considered a promoter.

On July 14, 2005, we sold 500,000 Shares of our Common Stock to our President and Chief Executive Officer (John N. Harris) for $5,000, or $.01 per Share. Our Common Stock had no quoted market value on the date of the transaction. Mr. Harris would be considered a promoter.

William Reilly became an Officer (COO and CTO) and a Director in early 2006. Mr. Reilly was previously a shareholder having purchased 25,000 shares @ $0.01 in April 2005. Mr. Reilly also has 100,000 Employee options exercisable to purchase shares at $0.55. We sold 500,000 Shares to other Shareholders in 2005 at $.01 per share.

We have engaged as a consultant Capital Merchant Banc under an Agreement which provides for the vesting of 600,000 Warrants to purchase Shares at $0.55 per Share based upon performing consulting services for which it is paid $3,000 per month. When vested, Capital Merchant Banc could acquire an amount of Shares equal to 15.66% of the issued and outstanding Common Stock prior to exercise of any Warrants. These Warrants expire August 31, 2009 with an Option to acquire a new two year Warrant at $0.55 for 600,000 if the stock price has not closed at $0.50 for 30 days.

The President, CFO and COO/CTO contributed their management services to our business until June 30, 2006, and were not paid until August 2006. The President and CFO were paid for July 2006 and August 2006 at the rate of $3,000 per month. The COO/CTO was paid for July 2006 and August 2006 at the rate of $3,500 per month. The President and CFO were paid a bonus also of $3,000 for deferring salaries until August 2006 and the COO/CTO (William Reilly) was paid a bonus of $3,500 for deferring salaries until August 2006.

During the year ended December 31, 2008, Mr. Reilly was issued an option to purchase 150,000 shares of the Company's common stock. The option has an exercise price of $0.65 per share. The option was valued using the Black-Scholes method. During the year ended December 31, 2006, Mr. Reilly was issued an option to purchase 100,000 shares of the Company's common stock. The option has an exercise price of $0.55 per share and a term of 3 years expiring in August 2009. The value of the option was determined using the exercise price. This option is not a part of this Registration Statement.

During the six months ended June 30, 2009, Messrs. Harris and Cox, officers and directors of the Company were issued 180,000 shares of our restricted common stock (360,000 shares total, each, in lieu of monies owed for salaries at December 31, 2008 (valued at $0.10 per share). These shares have been accounted for as a contribution of capital. These shares are not a part of this Registration Statement.

During the six months ended June 30, 2009, Mr. Michael Willis, our Chief Executive Officer at the time, was issued 116,170 shares of our restricted common stock valued at $11,617for his services as an officer. These shares are not a part of this Registration Statement.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the Shareholders.

All of the Securities listed below are being registered in this post-effective amended Registration Statement, which include all of the securities outstanding as of date hereof.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     NAME        SECURITIES       COMMON        % OWNED       % OWNED        "OTHER"          SHARES        % OWNED     SHARES OWNED
                   BY EACH        SHARES        BEFORE         BEFORE       WARRANTS/      UNDERLYING        AFTER          AFTER
                 SHAREHOLDER     OFFERED       OFFERING       WARRANT        OPTIONS/      WARRANTS OR    OFFERING OF     OFFERING
                    BEFORE         FOR                        EXERCISE      FOR SHARES     OPTIONS, IF      CLASS OF
                   OFFERING     SHAREHOLDERS                                                EXERCISED     SECURITIES
                                 ACCOUNT                                                                   (ASSUMING
                                                                                                              ALL
                                                                                                           WARRANTS &
                                                                                                          OPTIONS ARE
                                                                                                           EXERCISED)
---------------- ------------- ------------- -------------- ------------- --------------- --------------- ------------- ------------
Neil A. Cox           500,000       500,000            14%           14%                                            0%         0
(1)                    Shares

John N. Harris        500,000       500,000            14%           14%                                            0%         0
(2)                    Shares

James C.               25,000        25,000              *             *                                            0%         0
McLennan               Shares

Dale Stonedahl        110,000       110,000             3%            3%               0         120,000            0%         0
                       Shares
                       50,000                           3%            3%          50,000          50,000            0%         0
                      Options

George W.              75,000        75,000             2%            2%                         100,000            0%         0
Wanberg  and           Shares
Cynthia B.
Wanberg

Jolaine Roth           25,000        25,000              *             *                                            0%         0
                       Shares
Mark S.                25,000        25,000              *             *                                            0%         0
Kachun                 Shares

James B.               25,000        25,000              *             *                                            0%         0
Sebastian              Shares

William H.             25,000        25,000              *             *         100,000         100,000            0%         0
Reilly  (3)           Shares/
                      100,000
                      Options

Douglas F.            200,000       200,000             6%            6%                                            0%         0
Fleet                  Shares

Barbara C.             50,000        50,000             1%            1%                                            0%         0
Kurczodyna             Shares

J.  Randall            50,000        50,000             1%            1%                                            0%         0
Thrall                 Shares

Gary Stonedahl         20,000        20,000              *             *                          40,000            0%         0
                       Shares

Lee A. Milo TR        100,000       100,000             3%            3%                         200,000            0%         0
UA 12052002,           Shares

George Wanberg
TTEE

Matthew Ray            20,000        20,000              *             *                          40,000            0%         0
Frigm                  Shares

William J.             30,000        30,000              *             *                          60,000            0%         0
Clayton                Shares

Richard C.             50,000        50,000             1%            1%                         100,000            0%         0
Erickson               Shares

Carmine Tirone         30,000        30,000              *             *                          60,000            0%         0
                       Shares

Willie Gibson          10,000        10,000              *             *                          20,000            0%         0
                       Shares



                                       17

     NAME        SECURITIES       COMMON        % OWNED       % OWNED        "OTHER"          SHARES        % OWNED     SHARES OWNED
                   BY EACH        SHARES        BEFORE         BEFORE       WARRANTS/      UNDERLYING        AFTER          AFTER
                 SHAREHOLDER     OFFERED       OFFERING       WARRANT        OPTIONS/      WARRANTS OR    OFFERING OF     OFFERING
                    BEFORE         FOR                        EXERCISE      FOR SHARES     OPTIONS, IF      CLASS OF
                   OFFERING     SHAREHOLDERS                                                EXERCISED     SECURITIES
                                 ACCOUNT                                                                   (ASSUMING
                                                                                                              ALL
                                                                                                           WARRANTS &
                                                                                                          OPTIONS ARE
                                                                                                           EXERCISED)
---------------- ------------- ------------- -------------- ------------- --------------- --------------- ------------- ------------

Leroy Padilla          10,000        10,000              *             *                          20,000            0%         0
                       Shares

Nagle Family           50,000        50,000             1%            1%                         100,000            0%         0
Trust                  Shares

David W. Lane         100,000       100,000             3%            3%                         200,000            0%         0
                       Shares

Robert E.             100,000       100,000             3%            3%                         200,000            0%         0
Maciorowski            Shares

James Scanlon         200,000       200,000             6%            6%                         400,000            0%         0
                       Shares

Mike Scanlon          200,000       200,000             6%            6%                         400,000            0%         0
                       Shares

Michael J.            200,000       200,000             6%            6%                         400,000            0%         0
Keate                  Shares

Roland                200,000       200,000             6%            6%                         400,000            0%         0
Rosenboom              Shares

James V.              100,000       100,000             3%            3%                         200,000            0%         0
Bickford               Shares

Lawrence M.            50,000        50,000             1%            1%                         100,000            0%         0
Elman                  Shares

Richard Gardner        10,000        10,000              *             *                          20,000            0%         0
                       Shares
Robert E.              50,000        50,000             1%            1%                         100,000            0%         0
Dettle, Trustee        Shares

William H. &           10,000        10,000              *             *                          20,000            0%         0
Gale S. Kendall        Shares

William R.             10,000        10,000              *             *                          20,000            0%         0
Talbert                Shares

John Gersman           10,000        10,000              *             *                          20,000            0%         0
                       Shares

Dulcinea A.            10,000        10,000              *             *                          20,000            0%         0
Hansard                Shares

Steve E. Hatch         50,000        50,000             1%            1%                         100,000            0%         0
                       Shares
Garden State
Securities           Warrants      60,000**              *             *                          60,000            0%         0
                   for 60,000
                       Shares

Capital               600,000                            0             0         600,000         600,000
Merchant Banc        Warrants

                                      TOTAL                                                    4,390,000
*Less than 1%

MATERIAL RELATIONSHIPS

(1) CFO and Director since inception in 2005
(2) Director and officer since inception in 2005.
(3) COO, CTO and Director since 2006

None of the selling Shareholders are registered broker-dealers except Garden State Securities which may sell 60,000 Shares underlying Warrants and none of the selling Shareholders are affiliates of Registered Broker Dealers.

PLAN OF DISTRIBUTION

Upon effectiveness of this post-effective Amendment No. 3 to this Registration Statement, our selling Shareholders, are free to sell their Securities in private transactions $0.55 per Share or market sales if a market ever develops hereafter at prices they negotiate or in private transactions. There will be no underwriters used, no dealers' commissions paid, and no passive market making. Our officers and directors, John N. Harris, Neil A. Cox and William H. Reilly, will sell securities on our behalf in this offering. John N. Harris, Neil A. Cox and William H. Reilly are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934. They will rely on Rule 3a4-1 to sell our securities without registering as broker-dealers. They are serving as our officers and directors otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering. They have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months. Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities. We will only use this prospectus in connection with this offering and no other sales materials.

There is a limited market for the securities at this time and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. We are registering our securities at the following prices:

                    TITLE                        PER SHARE/ EXERCISE PRICE
--------------------------------------------- ----------------------------------
                Common Stock                               $0.55
         Employee/Consultant Options                       $0.55
  Stock underlying Placement Agent Warrants                $0.60


The prices were arbitrarily set based upon a slight premium to the previous private placement price of $0.50 per Unit and the components of the Unit, at that time.

There can be no assurance that we will achieve any Warrant exercise from our Shareholders. We have no arrangement or guarantee that we will achieve any Warrant or Option exercise proceeds from anyone. All subscription checks for Warrant or Option exercises will be made payable to us. We will receive NO proceeds from sales of securities by our Selling Shareholders. Proceeds to Company will be limited to exercises price of Options and Warrants.

Our Selling Shareholders may be deemed underwriters in this offering.

Any funds received from the Warrant exercise will immediately be made available for our use and retained by us regardless of whether or not we sell any additional Shares under this offering. Any funds not immediately used for corporate purposes will be deposited into an interest bearing account in our name, and interest accrued on such funds will be retained by us.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our officers are spending up to 50 hours per week on our business.

CHAIRMAN OF THE BOARD AND CHIEF FINANCIAL OFFICER
Neil A. Cox, 60

Mr. Cox has more than 30 years experience in the securities and financial industry. He brings enthusiasm, energy, and a solid base of understanding in acquisitions, strategic planning, and public and private financing. Mr. Cox is a former officer and director of a regional broker-dealer and has been involved with structuring, financing, and investment banking activities for dozens of companies. In 1999, as chief financial officer of IDMedical.com, Mr. Cox coordinated the efforts for the company to become a publicly traded software company that tried to pioneer computerized medical records on the Internet. Mr. Cox received a Bachelor of Business Administration (BBA) from West Texas A&M University (formerly known as West Texas State University) in 1971. He served in the United States Army as an Infantry Lieutenant, and is also a licensed insurance broker. Mr. Cox had been self-employed with Rocky Mountain Securities and Investments, Inc. until 2002, a registered broker-dealer; and from 2002-2004, Mr. Cox was self-employed with Moloney Securities Co., Inc., a registered broker-dealer. Since 2004, Mr. Cox has been an independent insurance broker (Life, Health, & Accident) who has represented many Life and Health Insurance Companies and is also an independent business consultant.

CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR
John N. Harris, 63

Mr. Harris began his career in the securities industry in 1971 with Newhard Cook & Co., a St. Louis based NYSE member firm. Licensed both as a broker and principal, he ultimately managed brokerage offices for several regional NASD brokerage firms. Since 1985, he has been self-employed as a business consultant and as a private investor. For the last 5 years Mr. Harris has been an independent financial consultant. Mr. Harris brings us experience in the public securities market.

CHIEF OPERATIONS OFFICER/CHIEF TECHNOLOGY OFFICER AND DIRECTOR
William H. Reilly, 56

Mr. Reilly has spent the past 25 years working with technology in support of communications and business operations. He co-founded the Frontline Group Technology Center, where he guided day-to-day operations as chief operating officer. He also served as the parent company's chief technology officer, overseeing the installation of one of the nation's first VoIP systems, serving 14 offices in 11 states. After three years he started his own consulting business, offering services to young companies that wanted to establish the necessary systems to support measured and profitable growth, including strategic marketing, consultative sales, and customer service support. He earned his undergraduate degree at Wilkes College in Pennsylvania and completed his postgraduate work at Montclair State University. Mr. Reilly has headed his own consulting company, MountainTop Back Office, since 2002 and provides technology integration and marketing services to established companies.

FORMER CHIEF EXECUTIVE OFFICER
MICHAEL WILLIS,

Mr. Willis was appointed the Chief Executive Officer of the Company on April 6, 2009 and resigned the position on September 1, 2009. Mr. Willis has served in leadership positions in Internet technology companies for the past fifteen years. He was one of the founders of Digital Directions International, Inc. worked with them from March 2000 through June 2008 and served as president and COO of Paragon Solutions, a Chicago-based technology services company specializing in Web-based software solutions. Mr. Willis has served on the Information Systems faculties at the University of Southern California, the University of Denver and the University of Colorado. Mr. Willis received his Bachelor Science from Bradley University and his Masters from Johns Hopkins University. He has completed graduate programs in Applied Mathematics at George Washington University and in Statistical Research, The American University.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 50 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Our development team recognizes that additional staff is required to properly support marketing, sales, research, and support functions.

Currently, our only employees are our Chief Executive Officer and Chief Financial Officer and are non-salaried. This lean staffing is possible in this phase because of our determination to outsource noncore functions. Our staff positions will be filled as business demands require, and the positions may be altered in response to business needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF SEPTEMBER 1, 2009

     (a) Beneficial owners of five percent (5%) or greater, of our Common Stock. (No Preferred Stock is outstanding at the date of this Offering.)

There are currently 100,000,000 common Shares authorized of which 3,878,000 were outstanding, at September 1, 2009.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of our Common Stock currently known by us and if all Options exercisable within 60 days pursuant to Rule 13d-3(d)(1) are exercised:

        TITLE OF CLASS              NAME AND ADDRESS OF         AMOUNT AND NATURE OF          PERCENT OF CLASS(1)
                                     BENEFICIAL OWNER             BENEFICIAL OWNER
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                John Harris
                                CEO, President & Director
        Common shares           PO Box 1547
                                Lyons, CO 80540                        680,000                      10.35%

                                Neil Cox
                                CFO & Director
        Common shares           5380 Highlands Drive                   680,000                      10.35%
                                Longmont, CO 80503
-------------------------------
     (1)  Based upon 3,878,000  shares of common stock issued and outstanding on
          September 1, 2009, options  exercisable for 1,689,999 shares of common stock and $100,000 in convertible  promissory  notes  convertible into
          1,000,000 shares of our common stock,  there would be 6,567,999 shares of our common stock issued and outstanding, on a fully diluted basis.

     (b) The following sets forth information with respect to our Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of September 1, 2009 and assuming exercise of all Options and Warrants.

        TITLE OF CLASS              NAME AND ADDRESS OF         AMOUNT AND NATURE OF          PERCENT OF CLASS(1)
                                     BENEFICIAL OWNER             BENEFICIAL OWNER
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                John Harris
                                CEO, President & Director
        Common shares           PO Box 1547
                                Lyons, CO 80540                        680,000                      10.35%

                                Neil Cox
                                CFO & Director
        Common shares           5380 Highlands Drive                   680,000                      10.35%
                                Longmont, CO 80503

                                William H. Reilly(2)
                                COO/CTO & Director
        Common shares           4859 Dakota Blvd                       275,000                       4.19%
                                Boulder, CO 80304
                                                             ---------------------------- ----------------------------
All Directors and Executive                                          1,635,000                      24.89%
Officers as a Group (3
persons)
-------------------------------
     (1)  Based upon 3,878,000  shares of common stock issued and outstanding on
          September 1, 2009, options  exercisable for 1,689,999 shares of common stock and  $100,000  convertible  promissory  notes  convertible  into
          1,000,000 shares of our common stock,  there would be 6,567,999 shares of our common stock issued and outstanding, on a fully diluted basis.
     (2)  Consists of 25,000  shares of common  stock and an option  exercisable for 250,000 shares of common stock.

DESCRIPTION OF SECURITIES

The Securities being registered and/or offered by this Prospectus are Shares, Warrants and Options.

COMMON STOCK

We are presently authorized to issue one hundred million (100,000,000) Shares of our Common Stock. A total of three million, eight hundred seventy-eight thousand (3,878,000) common Shares are issued and outstanding at September 1, 2009.

COMMON SHARES

All Shares are equal to each other with respect to voting, liquidation, and dividend rights. Special Shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding Shares. Holders of Shares are entitled to one vote at any Shareholders' meeting for each Share they own as of the record date fixed by the board of directors. There is no quorum requirement for Shareholders' meetings. Therefore, a vote of the majority of the Shares represented at a meeting will govern even if this is substantially less than a majority of the Shares outstanding. Holders of Shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to Shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any Shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of Shares. It should be noted that the board of directors without notice to the Shareholders may amend the By-Laws. Our Shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the Shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining Shares aggregating less than fifty percent (50%) of the Shares voting for election of directors may not be able to elect any director.

WARRANTS

CONSULTANT, PLACEMENT AGENT, AND EMPLOYEE WARRANTS

The Warrants offered by this Prospectus are issued pursuant to a Warrant Agreement between us and Corporate Stock Transfer, Inc. (the "Warrant Agent"). We have authorized and reserved for issuance the underlying Shares of Common Stock issuable upon exercise of the Warrants.

We have 600,000 outstanding common stock purchase Warrants exercisable at $0.55 per Share expiring August 31, 2012, 60,000 Warrants exercisable at $0.60 per Share expiring August 31, 2012, and 150,000 Employee Options exercisable at $0.55/per Share.

PREFERRED STOCK

PREFERRED SHARES

In July 2008, we amended our Articles of Incorporation to authorize the issuance of up to 1,000,000 shares of preferred stock. The shares can be issued with such designations and terms as to be determined by our Board of Directors. No shares have been issued at this time.

TRANSFER AND WARRANT AGENT

The transfer agent and the Warrant agent for our securities is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Colorado Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Colorado Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Colorado Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Colorado Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Colorado Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Colorado Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

We were  incorporated on April 29, 2005 and have had only limited  operations to
date   relating  to  structure   and  capital   formation.   Also  see  "CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS" at page 31.

DESCRIPTION OF BUSINESS

CONCEPT AND FORMATION

In early 2005, our founders Neil A. Cox and John Harris explored a business opportunity: customized playing cards. They believed that by working with state-of-the-art printers that fully utilize digital technologies, that they could reduce cycle times for full-color customized printing from a standard three to five weeks to just three to five days. In addition, they believed that digital presses could allow product runs in small quantities and at lower prices.

In view of the continued growth surrounding poker, we were formed by Mr. Cox and Mr. Harris as Stack the Deck, Inc. a Colorado corporation in 2005, and we changed the name to Tombstone Cards, Inc. With the initial team in place and capital secured, we are now preparing to finalize production processes, develop Internet presence, secure necessary design elements, and arrange for the launch for business.

On July 31, 2008, Tombstone Cards, Inc. amended its Articles of Incorporation for the change of its corporate name to Tombstone Technologies, Inc. ("We," "Us," "Our") as approved at our Annual Shareholders' Meeting on July 24, 2008.

We are located at 5380 Highlands Dr., Longmont, Colorado 80503. We maintain a website at www.tombstonetechnologies.com, which is not incorporated in and is not a part of this report.

CHANGE OF OPERATIONAL FOCUS

We have had limited operations over the last two years. Those operations have focused on the structure and capital formation of our Company, as our operations have focused on the manufacturing and marketing of customized playing cards.

During the year ended December 31, 2007, we, as part of our manufacturing and printing of customized playing cards, created a technology division in order to handle the development, marketing and licensing of its proprietary OIEPrint(TM) software, a Web-2-Print (W2P) template driven application. Web-2-Print is the overall process of integrating technology, from ordering and pre-press to post-press and delivery, in order to reduce time and costs.

While developing customization playing cards operations, we discovered that the software tools needed to support its operations did not exist at that time.

We discovered difficulties which are inherent in constructing a tool that requires no downloading, can function on Macs, PCs and even Linux based machines and that can provide high-resolution graphics that are suitable for printing. For example, while graphics on the Web can appear clear, they are only 72 dpi (dots per inch) and, therefore, would appear fuzzy when printed. Print graphics must be 300 dpi for full clarity.

The combination of the Web and the still-unrealized changes that are being brought by the explosion of professional digital printing is part of what the print industry calls "Web-2-Print" (W2P). Because digital printing does not require specialized inks, color separations and individual printing plates, standard PDF files can move from the desktop to the print head without intervention. This means that the digital print industry is no longer restricted by the size of the job. For example, while it may not be profitable (or even possible) to create small runs on a traditional press, digital printing not only permits it, it encourages it.

In addition, end-users are now accustomed to being able to handle many of their business and personal tasks online: from browsing and ordering to getting customizable quotes, managing their accounts and making payments. However, because of the complexity of creating print orders online due to the number of unique options involved, along with the expense involved in creating and/or maintaining a Web-based system, the print industry has been, for the most part, unable to fully enter this world.

During the second and third quarters of 2008, our management made the decision to focus a majority of our efforts and resources on the development and marketing of the OIEPrint(TM) software. While we will continue to offer customized playing cards, we have determined that this will be a smaller part of our operations.

In connection with the development of the OIEPrint(TM) software, on December 27, 2007, we filed a provisional patent application with the United States Patent and Trademark Office (USPTO) titled Internet Application for the Design of High Resolution Digital Graphics.

OIEPRINT(TM) 3.0 SOFTWARE

OIEPrint software is a W2P template driven application that allows the users to personalize and customize designs. The software will be available to be licensed through either purchase or as a hosted solution. A full purchase allows the customer to license the software, while the hosted solution allows the user to use the software through our website at www.tombstonetechnologies.com.

We offer our OIEPrint software product through the Internet. The software has been developed to be used with several platforms. We intend for the product to help meet the needs of printers, specialty product producers and others to satisfy the growing customer demand for personalization of products.

We will offer the following products:

     o OIEPrint - A platform independent, browser-based RIA that supports template driven design and provides high-resolution PDF files to the printer.

     o OIEPrint Store - An advanced e-commerce solution that supports multiple customization options (e.g. paper color, paper weight, paper finish, collating, binding, shipping, etc.) and dependent variables (e.g. If you choose "A," you cannot choose "B" but can choose "C")

     o OIEPrint VDP (2010) - An easy-to-use tool for linking database mining with custom printing and 1:1 marketing.

We are offering a fully hosted solution for a monthly fee. We believe, and research underscores this belief, that printers do not have the in-house staffing to support the complexity inherent in a Web-based system. Added to that the database requirements (all products have database back-ends for data storage) and the ongoing maintenance, and it becomes clear that a hosted solution, properly priced, becomes quite attractive. Customization and implementation fees are also anticipated.

Our technology has been successfully employed since July 2007 on the prior Tombstone Cards' website, allowing customers to design and order full color custom playing cards.

During this "proof of concept" period, we worked with the actual printing processes involved in digital printing, as well as verifying order and inventory systems, the OIEPrint Web design tool, the ecommerce system, independent credit verification systems and direct links to shipping providers.

COMPETITION

Our competition includes:

     o    Electronics For Imaging, Inc. (EFI)
     o    Firesprint
     o    Print Science; and
     o    Print Via.

All four of these companies offer services for printing similar to the ones offered by us. We are the only one to offer an integrated design system and therefore allow the customer to design the document through our software.

SALES STRATEGY

Our products will be available through us, via an outbound sales staff that utilizes Web-based demos and Web-video in order to engage customers.

We are considering setting up independent, commission only sales affiliates, based on a regional distribution. Because the OIEPrint Suite has been developed to handle languages from around the world, overseas partnerships are also a possibility.

We have identified three key market segments for our initial product line:

     o Regional chains of print shops that want to offer cutting-edge, Web-based solutions to their franchises.

     o Small and medium sized digital printers who want to offer Web-based solutions to their clients.

     o Medium and large printers who want to offer customized features to their corporate clients, allowing them to more easily manage their accounts and purchasing via a Web interface.

PRODUCTION AND DELIVERY

Production will be provided through in-house capabilities. We own our own servers and can easily "clone" the software package for new clients.

We anticipate hiring and training recent college graduates for the job of working with clients during the consultation stage, gathering information about the clients and our product offerings in order to populate the client's e-commerce store.

At this time, we expect that we will hold no inventory.

PLAN OF OPERATION

At June 30, 2009, we had cash on hand of $8,589. We intend to use our cash funds to continue operations. We intend to continue to develop the business opportunities presented by our OIEPrint(TM) software and our business in the printing of custom playing cards. The development of the business opportunities includes continued marketing efforts and product testing over the next twelve months.

In July of 2007, our web site went live with our proprietary design tool and the e-commerce functionality needed to support sales over the Internet. We instituted a "soft rollout" in order to test the functionality and performance of the system. Based on results and feedback, we have made modifications the site and our processes. We also have taken the results from our sales analysis, combined with our PR and media research and determine placement of our first spot buys in poker magazines.

In December of 2007, we created our Tombstone Technologies Division (the Technology Division). The Technology Division was created in order to handle the development, marketing and licensing of our proprietary OIEPrint(TM) software, a web to print template driven application. On December 27, 2007, we filed a provisional patent application with the United States Patent and Trademark Office (USPTO) titled Internet Application for the Design of High Resolution Digital Graphics.

During the year ended December 31, 2008, we focused our attention on the continued development of our OIEPrint software and conducted the beta testing of such software. With the completion of the testing of the software, we began to offer our software for sale starting in October 2008. We offer two products:

     o OIEPrint - is a platform, independent browser-based R (RIA) that supports template driven design and provides high-resolution PDF files to the printer; and

     o OIEPrint Store - An advanced e-commerce solution that supports multiple customization options (e.g. paper color, paper weight, paper finish, collating, binding, shipping, etc.) and dependent variables (e.g. If you choose "A," you cannot choose "B" but can choose "C").

Over the next twelve months we intend to develop a third software product, OIEPrint VDP, a tool for linking database mining with custom printing and 1:1 marketing and release it for sales.

While each product will be available as a stand-alone license, we are offering a fully hosted solution for a monthly fee. Customization and implementation fees are also anticipated. We will offer the products through our Company, via an outbound sales staff that utilizes Web-based demos and Web-video in order to engage customers.

During the third quarter of the year ended December 31, 2008, our Board of Directors resolved to abandon the manufacture and marketing of customized playing cards and to concentrate on the development, marketing and licensing of software for the local printers industry. As a result, we have impaired the value of the of our playing card property to zero and have accounted for such properties and operations as discontinued operations.

In the continuance of our business operations we do not intend to purchase or sell any significant assets and we do not expect a significant change in the number of our employees.

We are dependent on raising additional equity and/or, debt to fund any negotiated settlements with our outstanding creditors and meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to be able to negotiate acceptable settlements with our outstanding creditors or fund our ongoing operating expenses. We cannot make any assurances that we will be able to raise funds through such activities.

In addition, the United States and the global business community is experiencing severe instability in the commercial and investment banking systems which is likely to continue to have far-reaching effects on the economic activity in the country for an indeterminable period. The long-term impact on the United States economy and our operating activities and ability to raise capital cannot be predicted at this time, but may be substantial.

The following table presents the projected Budget for the next twelve months. We anticipate using any funds raised by the exercise of Warrants for which Shares are registered in this registration statement to pay listed categories as shown in Tables V and VI, without any priority to category. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

Computer systems, including software and servers required for back-office operations are already purchased and in place and are being hosted in a secure data center in Lafayette, Colorado. While our Internet servers will remain there, the third server will be placed in our office and support the network and computer infrastructure including VPN (Virtual Private Network) links to the data center and our ecommerce software. Our monthly costs for hosting and IT support is currently running less than $1000 per month.

We will continue to make adjustments to the advertising buys and ad placements based on continuing analysis.

The following table presents the projected Budget for the period of September 2009 through August 2010, of which we have approximately $34,000 on hand at September 1, 2009, and budget for expanded operations funded through our offering of Shares underlying Warrants. Management will have complete discretionary control over the actual utilization of said funds and there can be no assurance as to the manner or time in which said funds will be utilized.

                            LIMITED OPERATIONS BUDGET
                      (ASSUMING NO OTHER CAPITAL IS RAISED)

                                From Cash On Hand
Salaries                                                     $170,000
Equipment                                                    $  8,500
Marketing                                                    $ 25,000
General and Administrative                                   $ 25,000
Working Capital                                              $195,000
Website Development                                          $ 25,000
                                                --------------------------------
TOTAL                                                        $448,500
                                                ================================

We reserve the right to reallocate the funds according to changing events. We believe the cash on hand is insufficient to fund our initial limited capital requirements on a limited budget for a period of twelve months. There can be no assurance we will not require additional funds. The availability and terms of any future financing will depend on market and other conditions. The amount of proceeds and uses are based upon the projections by our Management, which may also change according to unforeseen future events and market changes.

The Company currently has no plans to raise additional capital other than through Warrant or Option exercises. Based upon the launching of our web site and marketing efforts in July 2007, it is anticipated that revenues resulting in positive cash flow will generate sufficient funds for current operations and projected growth. If additional capital is required, the Company could create a debt instrument, a private placement offering targeting accredited investors.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2009 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2008

During the three months ended June 30, 2009, we did not recognize any sales from its operational activities. During the three months ended June 30, 2008, we recognized $12,366 in sales from its operational activities in customized playing cards, which is recognized as a part of discontinued operations as a result of the Company's discontinuance of its customized playing card activities and a focus on the development of our OIE Print software.

During the three months ended June 30, 2009, we incurred $100,030 in selling and general administrative expenses compared to $140,810 during the June 30, 2008. The decrease of $40,780 was a result of the decrease in our activities in connection with the customized playing cards combined as discussed above.

During the three months ended June 30, 2009, we recognized a net loss of $120,519 compared to $145,999 for the three months ended June 30, 2008. The decrease of $25,480 was a result of the decreases of $40,780 offset by an increase of $19,583 in interest expenses and amortization expenses as a result of the issuance of convertible promissory notes.

FOR THE SIX MONTHS ENDED JUNE 30, 2009 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2008

During the six months ended June 30, 2009, we did not recognize any sales from our operational activities. During the six months ended June 30, 2008, we recognized sales of $48,151 during the six months ended June 30, 2008 from the sale of our customized playing cards, which is recognized as a part of discontinued operations as a result of the Company's discontinuance of its customized playing card activities and a focus on the development of our OIE Print software.

During the six months ended June 30, 2009, we incurred general and administrative expenses of $128,215 compared to $209,383 during the six months ended June 30, 2008. The decrease of $81,168 is a result of a $67,050 decrease in professional fees combined with smaller decreases in the general and administrative expenses resulting from the discontinuance of the customized card printing operations as of December 31, 2008

During the six months ended June 30, 2009, we recognized a net loss of $148,834 compared to a net loss of $261,272 during the six months ended June 30, 2008. The decrease of $112,438 is a result of the $81,168 decrease in general and administrative expenses and the $54,869 decrease in losses from discontinued expenses offset by an increase of $19,583 in interest expenses as a result of the issuance of convertible promissory notes.

LIQUIDITY

At June 30, 2009, we had total current assets of $9,509, consisting of cash on hand of $8,589 and $920 in prepaid expenses. At June 30, 2009, we had total current liabilities of $30,867, consisting of accounts payable of $6,074, accrued liabilities of $2,754, convertible promissory notes of $60,000, discount on convertible promissory note of ($40,417) and the current portion of lease obligations of $2,456.

Net cash used in operating activities during the six months ended June 30, 2009 was $57,171, compared to net cash used in operating activities during the six months ended June 30, 2008 of $203,391.

During the six months ended June 30, 2009, we used net cash of $5,000 in investing activities to complete the purchase of our software. Net cash used in investing activities during the six months ended June 30, 2008 was $3,486.
During the six months ended June 30, 2008, we used $3,086 in the purchase of property and equipment.

During the six months ended June 30, 2009, we received $58,878 from our financing activities. During the six months ended June 30, 2008, we used funds of $1,472 in our financing activities.

During the six months ended June 30, 2009, we raised funds through a private financing consisting of $60,000 in Convertible Notes that will mature after one year. Payments of interest at the rate of 8.0% per annum will be accrued and paid each quarter to each investor beginning June 30, 2009. We paid the convertible promissory note holders on June 30, 2009, the sum of $1,041, which included $15 of accrued interest for the quarter ended March 31, 2009, and $1,026 of interest for the quarter ended June 30, 2009. The final principle payment to the investors will be payable to the investor one year from their investment date. The convertible promissory notes provide for the holder to convert the promissory note into restricted shares of the Company's common stock at a rate of $0.10 per share, at any time prior to the payment of the convertible promissory note by the Company. These funds are to be used to support operations of the Company.

During the six months ended June 30, 2009, the Board of Directors of the Company issued to the officers and directors (2 individuals), in lieu of monies owed for salaries at December 31, 2008 total $36,000, the issuance of a total of 360,000 restricted shares of our common stock (valued at $0.10 per share). These shares have been accounted for as a contribution of capital and have been accounted for in additional paid in capital.

During the six months ended June 30, 2009, we issued 116,170 shares of our restricted stock to an employee in lieu of accrued salary from April 6, 2009 through June 30, 2009 of $11,617. These shares have been accounted for as a contribution of capital and have been accounted for in additional paid in capital.

During the three months ended March 31, 2008, we issued 140,000 shares of our restricted common stock to Indis Baltic for the completion of their work on the development of the OIE Print Software. The shares had a value of $37,870.

FOR THE YEAR ENDED  DECEMBER  31, 2008  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2007

During the year ended December 31, 2008 and 2007, we did not recognize any revenues from our continuing operations.

During the year ended December 31, 2008, we incurred general and administrative expenses of $323,760 compared to $318,994 during the year ended December 31, 2007. The increase of $4,766 was due in part to our increased operational activities compared to the prior period. During the year ended December 31, 2008, general and administrative expenses included $52,862 in stock compensation expenses, $23,441 accounting and $144,037 payroll expense.

During the year ended December 31, 2008, we recognized a loss before discontinued operations of $320,355 compared to $297,048 during the year ended December 31, 2007. The increase of $23,307 is a result of decrease of $18,054 in interest income combine with the $4,766 increase in general and administrative expenses discussed above.

During the year ended December 31, 2008, we incurred a net loss of $380,089 compared to a net loss of $342,425 for the year ended December 31, 2007. The decrease of $37,664 was due to the $18,054 decrease in operational losses from continuing operations combined with the $12,758 in losses from the abandonment of the playing card component.

During the year ended December 31, 2008, we recognized a net loss per share of $0.12 compared to a net loss per share of $0.11 per share during the year ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE PERIOD FROM APRIL 29, 2005(INCEPTION) THROUGH DECEMBER 31, 2008

At December 31, 2008, we had cash and cash equivalents of $11,882 and total current assets of $14,119 and current liabilities of $42,404. At December 31, 2008, current liabilities exceed current assets by $28,205.

Net cash used in operating activities during the year ended December 31, 2008 was $252,007, compared to net cash used in operating activities during the year ended December 31, 2007 of $293,449. During the year ended December 31, 2008, the net cash used represented a net loss of $380,089, was adjusted for certain non-cash items consisting of stock based compensation of $52,862 and depreciation expense of $10,237.

During the year ended December 31, 2007, the net cash used represented a net loss of $342,425, adjusted certain non-cash items consisting of stock based compensation of $48,205 and depreciation expense of $8,168.

During the year ended December 31, 2008, we used $47,080 in our investing activities. Investing activities during the year ended December 31, 2008, included $6,750 for property and equipment, $484 of patent application costs and $39,846 in the purchase of software. During the year ended December 31, 2007, we used cash of $27,453 in our investing activities to purchase equipment.

During the year ended December 31, 2008, we used $2,529 in our financing activities consisting solely of payments on our capital lease. During the year ended December 31, 2007, we neither received nor used in our financing activities.

During the year ended December 31, 2008, we granted vested options exercisable for 600,000 shares of our common stock in exchange for consulting services. We recognized compensation expenses of $52,862 in connection with the grant.

GOING CONCERN

The independent registered public accounting firm's report on our financial statements as of December 31, 2008 and 2007 includes a "going concern" uncertainty paragraph that describes substantial doubt about our ability to continue as a going concern.

We are dependent on raising additional equity and/or debt to fund any negotiated settlements with our outstanding creditors and meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to be able to negotiate acceptable settlements with our outstanding creditors or fund our ongoing operating expenses. We cannot make any assurances that we will be able to raise funds through such activities.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results from operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Conditions and Results of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 1 in the Notes to the Consolidated Financial Statements beginning on page F-7 for the years ended December 31, 2008 and 2007. Note that our preparation of this document requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of expenses during the reporting periods. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

We follow very specific and detailed guidelines in measuring revenue; however, certain judgments may affect the application of our revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from quarter to quarter and could result in future operating losses.

We recognize revenue pursuant to Securities and Exchange Commission, Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 104 Revenue Recognition. Consistent with the requirements of these SABs, revenue is recognized only when: a) persuasive evidence of arrangement exists, b) delivery has occurred, c) the seller's price to the buyer is fixed, and d) collection is reasonably assured.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, which addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB No. 25 and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. Application of SFAS 123R requires the use of significant estimates, including expected volatility, expected term, risk-free interest rate and forfeiture rate. SFAS 123R was effective for us beginning July, 2006.

IMPAIRMENT OF OTHER LONG-LIVED ASSETS

Long-lived assets that do not have indefinite lives, such as property and equipment and acquired customer relationships, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the assets and their eventual disposition. Measurement of an impairment loss for such long-lived assets is based on the fair value of the assets.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (R), BUSINESS COMBINATIONS ("SFAS 141 (R)"), which becomes effective for fiscal periods beginning after December 15, 2008. SFAS No. 141 (R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price, and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquiree. In the case of a bargain purchase, the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. We do not expect the adoption of this statement to have a material impact on our financial statements.

In December 2007, the FASB issued SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS AN AMENDMENT OF ARB 51 ("SFAS 160") which becomes effective for fiscal periods beginning after December 15, 2008. This statement amends ARB 51 to establish accounting and reporting standards for non-controlling interests in a subsidiary and for the deconsolidation of a subsidiary. The statement requires ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent's equity. The statement also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest, with disclosure on the face of the consolidated statement of income of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. In addition, this statement establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. We do not expect the adoption of this statement to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES - INCLUDING AN AMENDMENT TO FASB STATEMENT NO. 115. This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement of accounting for financial instruments, and the fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement was effective for us on January 1, 2008. We did not apply the fair value option to any of our outstanding instruments and therefore SFAS No. 159 did not have an impact on our financial statements.

In March 2008, the FASB issued SFAS No. 161 DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 161 requires additional disclosure related to derivatives instruments and hedging activities. The provisions of SFAS No. 161 are effective for fiscal years and interim periods beginning after November, 15, 2008, and we are currently evaluating the impact of adoption.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, DETERMINATION OF THE USEFUL LIFE OF INTANGIBLE ASSETS. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, "Goodwill and Other Intangible Assets." The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under Statement 142 and the period of expected cash flows used to measure the fair value of the asset under FASB Statement No. 141 (Revised
2007), "Business Combinations," and other U.S. generally accepted accounting principles (GAAP). This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. We do not expect the adoption of FSP 142-3 to have a material effect on our results of operations and financial condition.

In May 2008, the FASB issued SFAS No. 162, THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (SFAS 162). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles." We do not expect the adoption of SFAS 162 to have a material effect on our results of operations and financial condition.

In May 2008, the FASB issued FASB Staff Position (FSP) No. APB 14-1 ACCOUNTING FOR CONVERTIBLE DEBT INSTRUMENTS THAT MAY BE SETTLED IN CASH UPON CONVERSION (INCLUDING PARTIAL CASH SETTLEMENT) (FSP APB 14-1). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis and will be adopted by tus in the first quarter of fiscal 2009. We do not expect the adoption of FSP APB 14-1 to have a material effect on our results of operations and financial condition.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. For the first year, we conducted administrative affairs from the office located in the home of our Chairman and CFO, Neil A. Cox, at no cost to us. Our current office address is 5380 Highlands Dr., Longmont, Colorado 80503. The space is provided by Mr. Cox at no cost to the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, Shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

During the six months ended June 30, 2009, the Board of Directors of the Company issued 180,000 shares of our restricted common stock (valued at $0.10 per share) to Mr. Harris, in lieu of monies owed for accrued of salary of $18,000 at December 31, 2008.

During the six months ended June 30, 2009, the Board of Directors of the Company issued 180,000 shares of our restricted common stock (valued at $0.10 per share) to Mr.Cox, in lieu of monies owed for accrued of salary of $18,000 at December 31, 2008.

In 2006, we engaged as a consultant, Capital Merchant Banc under an Agreement which provides for the vesting of 600,000 Warrants to purchase Shares at $0.55 per Share based upon performing consulting services for which it is paid $3,000 per month. When vested Capital Merchant Banc could acquire an amount of Shares equal to 15.66% of the issued and outstanding Common Stock prior to exercise of any Warrants. These Warrants were to expire on August 31, 2009, the Board of Directors has extended the expiration date to August 31, 2012. The Warrants have an Option to acquire a new two year Warrant at $0.55 for 600,000 if the stock price has not closed at $0.50 for 30 days. Capital Merchant Banc Warrants are vested upon completion of the consulting services for: 1. Product Public Relations Program; 2. Sales Program design; 3. Corporate Awareness Program and structure advice which we deem to be substantially complete. In March 2008, Capital Merchant Banc assigned 300,000 warrants to unrelated third parties.

In July 2009, the Board of Directors of the Company issued 123,000 shares of our restricted common stock (valued at $0.10) to Mr. Willis, our Chief Executive Officer for his services valued at $12,300. On September 1, 2009, Mr. Willis resigned as our Chief Executive Officer.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the Shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority ("FINRA"). In October 2007, we began trading on the over the counter bulletin board under the symbol "TMCI." During the period of October 2007 through December 31, 2007, our shares did not trade.

During the period January 1, 2008 through December 31, 2008 our common stock had limited trading. On December 31, 2008 our shares of common stock were traded at a high of $.65 and a low of $.65.

While Units and the "A" Warrants and "B" Warrants were approved for trading on the over the counter bulletin board, it appears there was never any trades and the "A" and "B" Warrants have expired.

The offering of the Shares registered hereby could have a material negative effect on the market price for the stock.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is traded on the OTC Bulletin Board.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our Common Stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our Shares which could severely limit the market liquidity of the Shares and impede the sale of Shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 47 Shareholders of record of our Common Stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the Shares proposed to be sold for at least 6 months, is entitled to sell Shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 1,025,000 Shares, which may be sold pursuant to this post-effective amended Registration Statement

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to Shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Colorado Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of Shareholders who have preferential rights superior to those receiving the distribution.

                      EXECUTIVE AND DIRECTORS COMPENSATION

                                  COMPENSATION

The following table sets forth certain information concerning compensation of the President and the Company's three most highly compensated executive officers for the years ended December 31, 2008, 2007 and 2006 (the "Named Executive Officers"):

                                        SUMMARY EXECUTIVES' COMPENSATION TABLE

                                                                        NON-EQUITY    NON-QUALIFIED
                                                                         INCENTIVE       DEFERRED
                                                   STOCK     OPTION    PLAN COMPEN-    COMPENSATION      ALL OTHER
NAME & POSITION               SALARY     BONUS     AWARDS     AWARDS      SATION         EARNINGS      COMPENSATION      TOTAL
                    YEAR        ($)       ($)       ($)        ($)          ($)            ($)              ($)           ($)
John N. Harris,     2008      36,000       0         0          0            0              0                0          36,000
President(1)        2007      36,000       0         0          0            0              0                0          36,000
                    2006      18,000     3,000       0          0            0              0                0          21,000

Neil A. Cox,        2008      36,000       0         0          0            0              0                0          36,000
Chief Financial     2007      36,000       0         0          0            0              0                0          36,000
Officer(1)          2006      18,000     3,000       0          0            0              0                0          21,000

William H.          2008      42,000       0         0         150           0              0                0          42,150
Reilly,             2007      42,000       0         0          0            0              0                0          42,000
COO/CTO(1)          2006      21,000     3,500       0        2,500          0              0                0          27,000
                                                               (2)
----------------
(1) Payroll was made for the months of July-December 2006,  therefore the actual
salaries  paid  were:  Neil  Cox-$18,000,   John   Harris-$18,000   and  William
Reilly-$21,000, and Messrs. Cox and Harris each received a $3,000 bonus, and Mr.
Reilly received a $3,500 bonus. The executives forgave any salary obligation for
January - June of 2006 in  consideration  of the  bonus  paid in August of 2006.
Messrs.  Harris and Cox each forwent  $15,000,  and Mr. Reilly forwent  $17,500.
During the year ended December 31, 2008, Messrs. Harris and Cox's both were paid
$18,000 of their $36,000 salaries. The remaining $18,000 was accrued at December
31, 2008.

The President, CFO and COO/CTO contributed their management services to our business until June 30, 2006, and were not paid until August 2006. The President and CFO were paid for July 2006 and August 2006 at the rate of $3,000 per month.
The COO/CTO was paid for July 2006 and August 2006 at the rate of $3,500 per month. The President and CFO were paid a bonus also of $3,000 for deferring salaries until August 2006 and the COO/CTO (William Reilly) was paid a bonus of $3,500 for deferring salaries until August 2006.

(2) During the year ended December 31, 2008, Mr. Reilly was issued an option to purchase 150,000 shares of our common stock. The option has an exercise price of $0.65 per share. The option was valued using the Black-Scholes method. Mr.
Reilly was issued an option to purchase 100,000 shares of the Company's common stock. The option has an exercise price of $0.55 per share and a term of 3 years expiring in August 2009. The value of the option was determined using the exercise price.

Up until June 30, 2006, our officers had served without salary and contributed their services, and thereafter we have paid the President and CFO at a rate of $3,000 per month on a month-to-month basis without contract. The COO/CTO is paid at a rate of $3,500 per month on a month-to-month basis without contract.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and the Company's three most highly compensated executive officers for the fiscal year ended December 31, 2008 the "Named Executive Officers"):

                                          OPTION AWARDS                                                STOCK AWARDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Equity
                                                                                                                          incentive
                                             Equity                                                                          plan
                                            incentive                                                         Equity       awards:
                                              plan                                                           incentive    Market or
                                             awards:                                                           plan         payout
                 Number of    Number of     Number of                             Number of      Market       awards:      value of
                securities    securities   securities                             shares or     value of     Number of     unearned
                underlying    underlying   underlying                              units of     shares of    unearned      shares,
                unexercised  unexercised   unexercised     Option     Option      stock that    units of      shares,      units or
                  options    options (#)    unearned      exercise  expiration     have not    stock that    units or       others
     Name           (#)      unexercisable   options       price       date         vested      have not       other     rights that
                exercisable                    (#)          ($)                       (#)        vested       rights       have not
                                                                                                   ($)       that have      vested
                                                                                                            not vested       ($)
                                                                                                                (#)
--------------- ------------ ------------- ------------ ----------- ------------ ------------- ------------ ------------ -----------
Neil A. Cox         -0-          -0-           -0-         $ -0-         -           -0-          $ -0-         -0-          -0-

John N. Harris      -0-          -0-           -0-         $ -0-         -           -0-          $ -0-         -0-          -0-

William H.        150,000        -0-           -0-         $ 0.65     8/2009         -0-          $ -0-         -0-          -0-
Reilly            100,000        -0-           -0-         $ 0.55     8/2009         -0-          $ -0-         -0-          -0-

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to the Company's directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives' Compensation Table" during the year ended December 31, 2008:

                                                                                      Non-qualified
                                                                        Non-equity       deferred
                   Fees earned or                                       incentive      compensation       All other
                    paid in cash     Stock awards     Option awards        plan          earnings       compensation         Total
      Name               ($)              ($)              ($)         compensation         ($)            ($) (1)            ($)
                                                                           ($)
------------------ ---------------- ---------------- ---------------- --------------- ---------------- ---------------- ------------
Neil A. Cox             $ -0-            $ -0-            $ -0-           $ -0-            $ -0-            $ -0-            $ -0-


John N. Harris          $ -0-            $ -0-            $ -0-           $ -0-            $ -0-            $ -0-            $ -0-


William H.              $ -0-            $150             $ -0-           $ -0-            $ -0-            $ -0-            $150
Reilly (2)
-----------------
     (1)  Messrs.  Cox,  Harris and Reilly  serve as our officers for which they receive  compensation,  as set  forth  in the  Executive  Compensation
          Table.
     (2)  Mr.  Reilly was granted an option  exercisable  for 150,000  shares in
          August 2008. The Option has an exercise price of $0.65 per share.  The
          Option was valued using the  Black-Scholes  Method at $0.001 per share for $150.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Directors receive no compensation for serving.

FINANCIAL STATEMENTS

The audited financial statements of Tombstone Technologies, Inc. (fka Tombstone Cards, Inc.) for the year ended December 31, 2008 appear on pages F-1 through F-10 and the unaudited financial statements for the period ended June 30, 2009 appear as pages F-11 through F-25.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)


                              FINANCIAL STATEMENTS

                           PERIOD ENDED JUNE 30, 2009
                                   (UNAUDITED)


                                  TOMBSTONE TECHNOLOGIES, INC.
                                (Formerly Tombstone Cards, Inc.)
                                 (A Development Stage Company)
                                    Condensed Balance Sheets
                                          (Unaudited)

                                                                                  June 30, 2009         December 31, 2008
                                                                                   (unaudited)            (Derived from
                                                                                                       audited statements)
                                                                               ---------------------  ----------------------
                                Assets
Current assets
   Cash and cash equivalents                                                 $              8,589   $              11,882
   Accounts receivable                                                                       --                       383
   Prepaid expenses                                                                           920                   1,854
                                                                               ---------------------  ----------------------

             Total current assets                                                           9,509                  14,119

   Property and equipment                                                                  32,803                  32,803
   Accumulated depreciation                                                               (22,617)                (15,212)
   Deferred charges                                                                       106,177                  53,450
   Intangible assets                                                                          484                     484
                                                                               ---------------------  ----------------------
             Total assets                                                    $            126,355   $              85,644
                                                                               =====================  ======================

                    Liabilities and Shareholders' Equity
Current liabilities:
   Accounts payable                                                          $              6,074   $                 953
   Accrued payroll                                                                           --                    36,000
   Other current liabilities                                                                2,754                   2,754
   Convertible promissory note                                                             60,000                    --
   Discount on convertible promissory note                                                (40,417)                   --
   Current portion - capital lease obligation                                               2,456                   2,697
                                                                               ---------------------  ----------------------


             Total current liabilities                                                     30,867                  42,404

Capital lease obligation, less current portion                                                661                   1,542
                                                                               ---------------------  ----------------------

             Total liabilities                                               $             31,528   $              43,946
                                                                               ---------------------  ----------------------
Shareholders' equity:
   Preferred stock                                                                           --                      --
   Common stock                                                                           939,886                 816,305
   Additional paid-in capital                                                             213,275                 134,892
   Deficit accumulated during development stage                                        (1,058,333)               (909,499)
                                                                               ---------------------  ----------------------


             Total shareholders' equity                                                    94,828                  41,698
                                                                               ---------------------  ----------------------

             Total liabilities and shareholders' equity                      $            126,355   $              85,644
                                                                               =====================  ======================

               See accompanying notes to unaudited condensed financial statements
                                              F-2


                                          TOMBSTONE TECHNOLOGIES, INC.
                                        (Formerly Tombstone Cards, Inc.)
                                         (A Development Stage Company)
                                       Condensed Statements of Operations
                                                  (Unaudited)

                                                         For the Six Months Ended    For the Three Months Ended     January 1, 2009
                                                                June 30,                   June 30,                  (inception) to
                                                       --------------------------  ------------------------------
                                                          2009           2008           2009          2008          June 30, 2009
                                                       ------------   -----------  ---------------   ------------   ----------------

Continuing operations:
   Selling, general and administrative expenses     $      128,215  $      209,383  $      100,030  $     140,810  $      128,215
                                                       ------------   -------------    ------------   ------------   -------------
Loss from continuing operations                           (128,215)       (209,383)       (100,030)      (140,810)       (128,215)
Other income and (expense):
   Interest income                                               5           3,332            --              952               5
   Interest expense
     Interest expense-amortization of discount
        on promissory notes                                (19,583)         --             (19,583)        --             (19,583)
     Interest expense-other                                 (1,041)           (352)           (906)          (168)         (1,041)
                                                       ------------   -------------    ------------   ------------   -------------
                                                           (20,619)          2,980         (20,489)           784         (20,619)

Loss before income taxes and discontinued
        operations                                        (148,834)       (206,403)       (120,519)      (140,026)       (148,834)
Income tax provision                                        --              --              --             --              --
                                                       ------------   -------------    ------------   ------------   -------------

Loss before discontinued operations                       (148,834)       (206,403)       (120,519)      (140,026)       (148,834)
                                                       ------------   -------------    ------------   ------------   -------------
Discontinued operations:
   Loss from operations of playing card
     component, net of taxes                                --             (54,869)         --             (5,973)         --
                                                       ------------   -------------    ------------   ------------   -------------

Net loss                                            $     (148,834) $     (261,272) $     (120,519) $    (145,999) $     (148,834)
                                                       ============   =============    ============   ============   =============

Basic and diluted loss per share                    $        (0.04) $        (0.08) $        (0.03) $       (0.05) $        (0.04)
                                                       ============   =============    ============   ============   =============

Basic and diluted weighted average
   common shares outstanding                             3,319,341       3,230,000       3,449,362      3,230,000       3,319,341
                                                       ============   =============    ============   ============   =============


                       See accompanying notes to unaudited condensed financial statements
                                                      F-3


                                  TOMBSTONE TECHNOLOGIES, INC.
                                (Formerly Tombstone Cards, Inc.)
                                 (A Development Stage Company)
                               Condensed Statements of Cash Flows
                                          (Unaudited)

                                                                         For the Six Months Ended          January 1, 2009
                                                                                 June 30,                   (inception) to
                                                                    -----------------------------------
                                                                         2009               2008            June 30, 2009
                                                                    ----------------   ----------------    ----------------

Cash flows from operating activities:
     Net cash flows used in operating activities                 $          (57,171)  $       (203,391)  $         (57,171)
                                                                    ----------------   ----------------    ----------------

Cash flows from investing activities:
   Purchase of property and equipment                                        --                 (3,086)             --
   Purchase of intangible asset                                              (5,000)              (400)             (5,000)
                                                                    ----------------   ----------------    ----------------

     Net cash flows used in investing activities                             (5,000)            (3,486)             (5,000)
                                                                    ----------------   ----------------    ----------------

Cash flows from financing activities:
   Proceeds from convertible promissory notes                                60,000             --                  60,000
   Cash payments on capital lease                                            (1,122)            (1,472)             (1,122)
                                                                    ----------------   ----------------    ----------------

     Net cash flows from financing activities                                58,878             (1,472)             58,878
                                                                    ----------------   ----------------    ----------------

      Net change in cash and cash equivalents                                (3,293)          (208,349)             (3,293)
                                                                    ----------------   ----------------    ----------------

Cash and Cash Equivalents:
   Beginning of period                                                       11,882            313,498              11,882
                                                                    ----------------   ----------------    ----------------

   End of period                                                 $            8,589   $        105,149   $           8,589
                                                                    ================   ================    ================


Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Income taxes                                                $           --       $         --       $          --
                                                                    ================   ================    ================
     Interest                                                    $            1,041     $          352     $         1,041
                                                                    ================   ================    ================

Noncash investing and financing transactions:
   Common stock issued for deferred software development         $           37,870   $         --       $          37,870
                                                                    ================   ================    ================




              See accompanying notes to un audited condensed financial statements
                                              F-4


                                          TOMBSTONE TECHNOLOGIES, INC.
                                        (Formerly Tombstone Cards, Inc.)
                                         (A Developoment Stage Company)
                             Condensed Statement of Changes in Shareholders' Equity
                                                  (Unaudited)


                                                                                  Additional
                                                      Common Stock                 Paid-in           Accumulated
                                             --------------------------------
                                                Shares            Amount           Capital           Deficit             Total
                                             --------------    --------------    -------------    --------------     ---------------

Balance at January 1, 2009                     3,230,000    $      816,305    $     134,892    $       (909,499) $         41,698
      March 2009, shares issued for
        software development                     140,000            37,870             --                --                37,870
      June 2009, shares issued for
        services by officers                     476,170            85,711             --                --                85,711
      Stock options issued and extended             --                --             18,383              --                18,383
      Discount on convertible promissory
        notes                                       --                --             60,000              --                60,000
      Net loss                                      --                --               --              (148,834)         (148,834)
                                             --------------    --------------    -------------    --------------     ---------------
Balance at June 30, 2009                       3,846,170    $      939,886    $     213,275    $     (1,058,333) $         94,828
                                             ==============    ==============    =============    ==============     ===============





















                       See accompanying notes to unaudited condensed financial statements
                                                      F-5

                          TOMBSTONE TECHNOLOGIES, INC.
                   Notes to the Condensed Financial Statements
                                  June 30, 2009
                                   (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-K. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 2009, the results of operations for the six months and three months ended June 30, 2009 and 2008, and cash flows for the six months ended June 30, 2009. These financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company's annual report on Form 10-K for the year ended December 31, 2008. There have been no updates or changes to our audited financial statements for the year ended December 31, 2008.

The Company had returned to a development stage company due to the change of business plan and strategies in January, 2009.

There is no provision for dividends for the quarter to which this quarterly report relates.

The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year.


Going Concern

The Company's financial statements for the six months ended June 30, 2009, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $1,058,333 as of June 30, 2009. The Company did not recognize revenues from its activities during the six months ended June 30, 2009. These factors raise substantial doubt about the Company's ability to continue as a going concern.


Note 2: Related Parties
-----------------------

On June 30, the Company issued to two officers a total of 360,000 shares of common stock in lieu of $36,000 accrued salaries ($0.10 per share).

On June 30, the Company issued to one officer a total of 116,170 shares of common stock in lieu of $11,617 salaries ($0.10 per share).

                          TOMBSTONE TECHNOLOGIES, INC.
                   Notes to the Condensed Financial Statements
                                  June 30, 2009
                                   (Unaudited)

Note 3: Intangible Assets
-------------------------

On May 15, 2008, Tombstone Technologies, Inc. (Tombstone) entered into an Intellectual Property Transfer Agreement with InDis Baltic, a Lithuania company, to purchase all of the rights, title and interest in and to the technology, intellectual property and the proprietary technology contained in the computer software known as OIEPrint. OIEPrint was developed as part of a development agreement between Tombstone and InDis Baltic. As part of the Intellectual Property Transfer Agreement, Tombstone agreed to pay the following:

     1.   $7,500 immediately upon mutual acceptance of Transfer Agreement,

     2.   $7,500 upon final acceptance of the Technology,

     3. 140,000 shares of restricted common stock of Tombstone upon final acceptance of the Technology, and

     4.   $10,000 in 90 days from the final acceptance of the Technology.

On March 3, 2009, Tombstone issued 140,000 shares of restricted common stock of Tombstone to InDis Baltic as indicated in the above agreement and recorded it as a deferred charge. On June 30, 2009, Tombstone recorded half of the final payment $5,000 for OIEPrint, which is a deferred charge in the accompanying financial statements. In addition, Tombstone agreed to issue 25,000 shares of common stocks to InDis Baltic as the other half of the final payment in an agreement signed on July 6, 2009. (See Note 7)

Note 4: Convertible Promissory Notes
------------------------------------

During the six months ended June 30, 2009, Tombstone issued Convertible Promissory Notes payable to unrelated third parties totaling $60,000 with interest accruing at 8% per annum (paid quarterly) maturing twelve months from date of issuance. The notes are immediately convertible to restricted shares of common stock at $0.10 per share.

A beneficial conversion feature (difference between conversion price and the quoted stock price on the date of commitment) embedded in the convertible promissory notes was measured and recorded as $40,417 discount on convertible promissory notes and $19,583 interest expense in the accompanying financial statements for the six-month period ended June 30, 2009.

The following is a summary of convertible promissory notes at June 30, 2009 and December 31, 2008:

                                          June 30, 2009      December 31, 2008
                                      ------------------- ----------------------
Notes issued in March 2009             $          7,500     $                -
Notes  issued in April 2009                      25,000              -
Notes  issued in May 2009                        27,500              -
                                      ------------------------------------------
Total convertible promissory notes     $        60,000      $                -
                                      =================== ======================

                          TOMBSTONE TECHNOLOGIES, INC.
                   Notes to the Condensed Financial Statements
                                  June 30, 2009
                                   (Unaudited)

Note 5: Shareholders' Equity
----------------------------

Shares of Common Stock for Software Development
-----------------------------------------------

In March, 2009, we issued 140,000 shares of common stock for software development.

Stock Options
-------------

Pursuant to our Employee/Consultant Stock Option Plan, stock options generally are granted with an exercise price equal to the market price of our common stock at the date of grant. Substantially all of the options granted to employees and consultants are exercisable pursuant to an immediate vesting schedule with a maximum contractual term of 5 years. The fair value of these options is estimated using the Black-Scholes option pricing model which incorporates the assumptions noted in the table below. The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury bond rate in effect at the time of grant. We do not pay dividends and do not expect to do so in the future. Expected volatilities are based on the historical volatilities of appropriate industry sector index. The expected term of the options granted during 2009 is approximately 3 years calculated using the simplified method allowed under Staff Accounting Bulletin No. 107 Share-Based Payment, or SAB No. 107.

We use historical volatility of appropriate industry sector index as we believe it is more reflective of market conditions and a better indicator of volatility. We use the simplified calculation of expected life described in the SAB No. 107. If we determined that another method used to estimate expected volatility was more reasonable than our current methods, or if another method for calculating these input assumptions was prescribed by authoritative guidance, the fair value calculated for share-based awards could change significantly. Higher volatility and longer expected lives result in an increase to share-based compensation determined at the date of grant.

A summary of changes in the number of stock options outstanding for the six months ended June 30, 2009 is as follows:

                                                                            Weighted       Weighted
                                                                            Average        Average
                                                                            Exercise      Remaining       Aggregate
                                        Number of       Exercise Price     Price Per     Contractual      Intrinsic
                                          Shares          Per Share          Share           Life           Value

Outstanding at December 31, 2008        5,020,000       $0.65 - $1.50        $0.95        1.83 years         --
Granted                                  129,999        $0.10 - $0.20         --          1.72 years        $8,000
Exercised                                  --                --               --             --              --
Cancelled/Expired                          ---               ---              ---            ---             --
                                      ---------------  -----------------  ------------- ---------------  -------------
Outstanding at June 30, 2009            5,149,999       $0.20 - $1.50        $0.65        2.04 years        $6,000
                                      ===============  =================  ============= ===============  =============

                          TOMBSTONE TECHNOLOGIES, INC.
                   Notes to the Condensed Financial Statements
                                  June 30, 2009
                                   (Unaudited)

New Stock Options Granted
-------------------------

During the second quarter of 2009, we granted to two consultants and one officer, options to purchase 129,999 shares of our common stock at an exercise price of $0.10 to $0.20 per share, in exchange for services. The option to purchase 129,999 shares of our common stock vested immediately on grant date in April 2009 and expires in August 2012. Our Board of Directors valued our common stock at $0.20 and $0.26 per share on the grant date. We, utilizing appropriate option pricing software, estimated the fair value of the options at $0.05 to $0.26 per share for an aggregate grant-date fair value of $8,009. We recorded $8,009 in stock-based compensation in the accompanying financial statements for the six-month period ended June 30, 2009.

The fair values of grants made in the six months ended June 30, 2009 were computed using the following assumptions for our stock option plans:

                  Risk-free interest rate               0.16% to 0.41%
                  Dividend yield                        0.00%
                  Volatility factor                     25.00%
                  Weighted average expected life        0.04 to 0.08 years

Amendment to Stock Option Plan
------------------------------

On May 27, 2009,  our Board of Directors  approved an amendment to the Company's
Employee/Consultant   Stock  Option  Plan  to  increase  the  number  of  shares authorized from 1,000,000 to 1,500,000.

Modification to Existing Options
--------------------------------

The Board also modified 1,029,999 outstanding stock options under the Company's Employee/Consultant Stock Option Plan by extending their terms until August 31, 2012. Based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R), the fair value of the modification totaled $10,374, which is being recognized as stock-based compensation expense in the accompanying financial statements for the six-month period ended June 30, 2009.

The fair values of modifications made in the six months ended June 30, 2009 were computed using the following assumptions for our stock option plans:

                  Risk-free interest rate               1.50%
                  Dividend yield                        0.00%
                  Volatility factor                     25.00%
                  Weighted average expected life        2.29 years

Note 6: Income Taxes
--------------------

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS No. 109), "Accounting for Income Taxes." The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was reserved; therefore the net benefit and expense resulted in $-0- income taxes.

                          TOMBSTONE TECHNOLOGIES, INC.
                   Notes to the Condensed Financial Statements
                                  June 30, 2009
                                   (Unaudited)

Note 7: Subsequent Events
-------------------------

Convertible Promissory Notes
----------------------------

In July 2009, the Company issued Convertible Promissory Notes payable to unrelated third parties totaling $40,000 with interest accruing at 8% per annum (paid quarterly) due for repayment twelve months from date of issuance. The notes are immediately convertible to restricted shares of common stock at $0.10 per share.

Intangible Assets
-----------------

On July 6, 2009, the Company recorded 25,000 shares of restricted stock issued to Indis Baltic along with a final payment of $5,000 to complete the Intellectual Property Transfer Agreement dated May 15, 2008. (See Note 3)

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)


                              FINANCIAL STATEMENTS

                      YEAR ENDED DECEMBER 31, 2008 AND 2007

                          Index to Financial Statements

                                                                          Page
                                                                         ------

Independent Auditors' Report..............................................F-13

Balance Sheets at December 31, 2008 and 2007..............................F-14

Statements of Operations for the Years Ended December 31, 2008
    and 2007..............................................................F-15

Statement of Changes in Shareholders' Equity for the
    period from January 1, 2007 through December 31, 2008.................F-16

Statements of Cash Flows for the Years Ended December 31, 2008
    and 2007..............................................................F-17

Notes to Financial Statements.............................................F-18

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Tombstone Technologies, Inc.:

We have audited the accompanying balance sheet of Tombstone Technologies, Inc. as of December 31, 2008 and 2007, and the related statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tombstone Technologies, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As shown in the financial statements, the Company incurred a net loss of $380,089 for 2008 and has incurred substantial net losses for each of the past three years. At December 31, 2008, current liabilities exceed current assets by $28,285. These factors, and the others discussed in Note 1, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence


/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
March 13, 2009


                                  TOMBSTONE TECHNOLOGIES, INC.
                                (Formerly Tombstone Cards, Inc.)
                                         Balance Sheets


                                                                                                December 31,
                                                                                     --------------------------------------
                                                                                           2008                2007
                                                                                     ------------------  ------------------
                                             Assets

Current assets
   Cash and cash equivalents....................................................     $          11,882   $         313,498
   Accounts receivable, net.....................................................                   383               9,256
   Prepaid expenses.............................................................                 1,854               1,494
                                                                                     ------------------  ------------------

             Total current assets...............................................                14,119             324,248
   Property and equipment, net of accumulated depreciation (Note 3).............                17,591              21,078
   Net assets of discontinued operations (Note 4)...............................                  --                17,789
   Deferred software development costs (Note 3).................................                53,450              13,604
   Intangible assets, net of accumulated amortization...........................                   484                --
                                                                                     ------------------  ------------------
             Total assets.......................................................     $          85,644   $         376,719
                                                                                     ==================  ==================

                              Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities.....................................     $          39,707   $             578
   Unearned revenue.............................................................                  --                   448
   Current portion - capital lease obligation...................................                 2,697               1,992
                                                                                     ------------------  ------------------

             Total current liabilities..........................................                42,404               3,018

Capital lease obligation, less current portion (Note 1 and Note 3)..............                 1,542               4,776
                                                                                     ------------------  ------------------

             Total liabilities..................................................                43,946               7,794
                                                                                     ------------------  ------------------

Shareholders' equity:
   Preferred stock, no par value; 1,000,000 shares authorized,
     -0- and -0- shares issued and outstanding..................................                  --                  --
   Common stock, no par value; 100,000,000 shares authorized,
     3,230,000 and 3,230-,000 shares issued and outstanding.....................               816,305             816,305
   Additional paid-in capital...................................................               134,892              82,030
   Deficit accumulated during development stage.................................              (909,499)           (529,410)
                                                                                     ------------------  ------------------

             Total shareholders' equity.........................................                41,698             368,925
                                                                                     ------------------  ------------------

             Total liabilities and shareholders' equity.........................     $          85,644   $         376,719
                                                                                     ==================  ==================



                         See accompanying notes to financial statements

                             TOMBSTONE TECHNOLOGIES, INC.
                           (Formerly Tombstone Cards, Inc.)
                               Statements of Operations


                                                                          For the Years
                                                                              Ended
                                                                           December 31,
                                                                ----------------------------------
                                                                     2008              2007
                                                                ----------------  ----------------

Continuing operations:
    Selling, general and administrative expenses..............$       323,760     $     318,994
                                                                ----------------  ----------------

               Loss from continuing operations................       (323,760)         (318,994)
Other income and (expense):
    Interest income...........................................          3,893            21,947
    Interest expense..........................................           (488)            --
                                                                ----------------  ----------------
                                                                        3,405            21,947
    Loss before income taxes and
      discontinued operations.................................       (320,355)         (297,048)
Income tax provision..........................................            --                 --
                                                                ----------------  ----------------

      Loss before discontinued operations.....................       (320,355)         (297,048)
Discontinued operations:
    Loss from operations of playing card
      component, net of taxes.................................        (46,976)          (45,377)
    Loss from abandonment of playing card
      component, net of taxes.................................        (12,758)            --
                                                                ----------------  ----------------

               Net loss.......................................$      (380,089)    $    (342,425)
                                                                ================  ================

Basic and diluted loss per share..............................$         (0.12)    $       (0.11)
                                                                ================  ================

Basic and diluted weighted average
    common shares outstanding.................................      3,230,000         3,230,000
                                                                ================  ================











                    See accompanying notes to financial statements
                                          F-15


                                  TOMBSTONE TECHNOLOGIES, INC.
                                (Formerly Tombstone Cards, Inc.)
                          Statement of Changes in Shareholders' Equity
                                           Additional

                                                      Common Stock                   Paid-in          Accumulated
                                           -----------------------------------
                                               Shares             Amount             Capital            Deficit             Total
                                           ----------------   ----------------   -----------------  -----------------  -------------

Balance at December 31, 2006...............    3,230,000      $     816,305      $        33,825   $     (186,985)     $   663,145
    Stock options and warrants vested......          --                  --               48,205             --             48,205
    Net loss...............................          --                  --                   --         (342,42           342,425)
                                           ----------------   ----------------   -----------------  -----------------  -------------

Balance at December 31, 2007...............    3,230,000            816,305               82,030         (529,410)         368,925
                                           ----------------   ----------------   -----------------  -----------------  -------------
    Stock options and warrants vested......          --                  --               52,862              --            52,862
    Net loss...............................          --                  --                   --         (380,089)        (380,089)
                                           ----------------   ----------------   -----------------  -----------------  -------------
Balance at December 31, 2008...............    3,230,000      $     816,305      $       134,892   $     (909,499)     $    41,698
                                           ================   ================   =================  =================  =============











                         See accompanying notes to financial statements
                                              F-16


                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                            Statements of Cash Flows

                                                                           For the Years
                                                                               Ended
                                                                            December 31,
                                                                  ------------------------------------
                                                                        2008                2007
                                                                  -----------------  -----------------

Cash flows from operating activities:
    Net loss......................................................$        (380,089)  $   (342,425)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
    Stock-based compensation......................................           52,862         48,205
    Depreciation Expense..........................................           10,237          8,168
      Change in operating assets and liabilities:
        Decrease (increase) in accounts receivable................            8,873         (9,256)
        Decrease (increase) in prepaid expenses...................             (360)         7,918
        Decrease (increase) in inventories........................             --           (4,760)
        Loss on write off of assets of discontinued
          playing card component (Note 4).........................           17,789           --
        (Decrease) increase in accounts payable...................           38,681         (1,299)
                                                                  -----------------  -----------------
               Net cash flows used in
                 operating activities.............................         (252,007)      (293,449)
                                                                  -----------------  -----------------

Cash flows from investing activities:
    Purchase of property and equipment............................           (6,750)       (27,453)
    Patent application costs......................................             (484)         --
    Purchase of software..........................................          (39,846)         --
                                                                  -----------------  -----------------
               Net cash flows used in
                 investing activities.............................          (47,080)       (27,453)
                                                                  -----------------  -----------------

Cash flows from financing activities:
    Cash payments on capital lease................................           (2,529)          --
                                                                  -----------------  -----------------
               Net cash flows used in
                 financing activities.............................           (2,529)          --
                                                                  -----------------  -----------------


                 cash equivalents.................................         (301,616)      (320,902)

Cash and cash equivalents:
    Beginning of year.............................................          313,498        634,400
                                                                  -----------------  -----------------

    End of year...................................................$          11,882   $    313,498
                                                                  =================  =================

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Income taxes................................................$            --     $       --
                                                                  =================  =================
      Interest....................................................$            --     $       --
                                                                  =================  =================




                    See accompanying notes to financial statements
                                         F-17

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

(1) Summary of Significant Accounting Policies

Organization and Basis of Presentation

Tombstone Technologies, Inc. (referenced as "we", "us", "our" in the accompanying notes) was incorporated in the State of Colorado on April 29, 2005. We were organized to engage in the business of manufacturing and selling personalized playing cards. We changed our name in 2008 from Tombstone Cards, Inc. to Tombstone Technologies, Inc. to reflect our current operations (See also
Note 4).

We have had limited operations since inception. Those operations have focused on the structure and capital formation of the Company and on the manufacturing and marketing of customized playing cards.

In 2007, as part of our manufacturing and printing of customized playing cards business, we researched the technology to handle the development, marketing and licensing of software targeting the local printers industry.

During the third quarter of 2008, our board of directors made the decision to revise our business plan to direct the Company's efforts and resources toward the development and marketing of the local printer's industry software. We are no longer promoting our customized playing cards and we have abandoned, for all intents and purposes, the customized playing card business.

We plan to offer the following products to local printers:

     o OIEPrint - a platform independent, browser-based RIA that supports template driven design and provides high-resolution PDF files to the printer.

     o OIEPrint Store - an advanced e-commerce solution that supports multiple customization options (e.g. paper color, paper weight, paper finish, collating, binding, shipping, etc.) and dependent variables (e.g. If you choose "A," you cannot choose "B" but can choose "C")

     o OIEPrint VDP - an easy-to-use tool for linking database mining with custom printing and 1:1 marketing.

In connection with the development of the OIEPrint(TM) software, on December 27, 2007, the Company filed a provisional patent application with the United States Patent and Trademark Office (USPTO) titled Internet Application for the Design of High Resolution Digital Graphics.

There is no assurance, of course, of market acceptance, or that, if accepted, the new products will be profitable.

Development Stage Company

During 2007, we emerged from the development stage.

Uncertainties:

We have suffered losses from operations since inception and at December 31, 2008, we have a deficit in working capital such that we are unable to meet our obligations as they come due without raising additional debt or equity capital. Currently, we have negative trends.

We have plans in place for dealing with the effects of the above adverse conditions and events. We plan to launch our first two products during the 2nd quarter of 2009. In addition to the proceeds from the sale of our products, we

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

plan to raise $150,000 through the sale of convertible promissory notes payable. We commenced the offering of such notes in the first quarter of 2009. As of March 25, 2009, we have raised $5,000 in proceeds from the offering. The proceeds from this offering, assuming we sell out, should alleviate substantial doubt about of ability to continue as a going concern through July 2009. We plan to raise additional funds before August 2009, if necessary. We plan to periodically raise capital until we cash flow from operations.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. We had $-0- and $304,489 cash equivalents at December 31, 2008 and 2007, respectively.

Accounts Receivable:

The allowance for doubtful accounts, which is $-0- and $-0- at December 31, 2008 and 2007, respectively, is based on an assessment of the collectibility of customer accounts. We review the allowance by considering factors such as historical experience, credit quality, and age of the accounts receivable balances, and current economic conditions that may affect a customer's ability to pay.

Inventories

Inventories are stated at the lower of cost (determined on an average cost) or market value. (See discontinued operations).

Equipment

Equipment is recorded at cost. Expenditures that extend the useful lives of equipment are capitalized. Repairs, maintenance and renewals that do not extend the useful lives of the equipment are expensed as incurred. Depreciation is provided on the straight-line method over 3 years.

Unamortized Software Development Costs

Software development costs include payments made to independent software developers under agreement. We account for software development costs in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Software development costs are capitalized once the technological feasibility of a software program is established and such costs are determined to be recoverable. Technological feasibility is evaluated on a program-by-program basis. We evaluate the future recoverability of capitalized amounts on a quarterly basis. The recoverability of capitalized software development costs is evaluated based on the expected performance of the specific program for which the costs relate.

Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established, as well as in the ongoing assessment of the recoverability of capitalized costs. We evaluate the future recoverability of capitalized software development costs on a quarterly basis.

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

Long-lived assets

Long-lived assets include property and equipment, equity investments and intangible assets. Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, we estimate the future cash flows, undiscounted and without interest charges, expected to result from the use of those assets and their eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Financial Instruments

The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amounts of cash and cash equivalents, and accounts payable approximate fair value due to the short-term maturity of the instruments.

Income Taxes

We account for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising Costs

All advertising costs are expensed as incurred. Advertising expenses were $9,574 and $32,275, respectively, for the years ended December 31, 2008 and 2007, respectively.

Earnings (Loss) per Common Share

Basic earnings per share are computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At December 31, 2008 and 2007, there were no variances between basic and diluted loss per share as the impact of options and warrants outstanding to purchase a total of 5,020,000 shares of our common stock at December 31, 2008 and 4,570,000 shares of our common stock at December 31, 2007 would have been anti-dilutive.

Share-Based Awards

Share-based compensation awards are recognized at fair value in accordance with SFAS 123(R), "Accounting for Share-Based Payment."

New Accounting Standards

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (SFAS 162). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with U.S. generally

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

accepted accounting principles (GAAP). SFAS 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements (2) Related Party Transactions.

The Company is indebted to two officers for accrued but unpaid compensation totalling $36,000 at December 31, 2008.


(3) Balance Sheet Components

Property and equipment

At December 31, 2008 and 2007, major classes of property and equipments were:

                                                        December 31,
                                             -----------------------------------
                                                    2008              2007
                                             -----------------------------------
Furniture and fixtures.......................$        1,421   $           1,421
Office equipment.............................        24,612              21,526
Leased equipment.............................         6,768               6,768
Less: accumulated depreciation...............       (15,210)             (8,637)
                                             $       17,591   $          21,078

Depreciation expense was $10,237 and $8,168, respectively, for the years ended December 31, 2008 and 2007.

Unamortized Software Development Costs

At December 31, 2008 and 2007, unamortized software development costs were:

                                                        December 31,
                                                --------------------------------
                                                    2008                2007
                                                    ----                ----
OEI Print....................................   $   26,725            $  13,604
OEI Storefront...............................       26,725                 --


We plan to amortize the software development costs over their useful lives once the software is placed into service.

(4) Discontinued Operations- Playing Card Component

Our playing card component lost $46,976 and $45,377 in 2008 and 2007, respectively.
During the third quarter of 2008, the Board of Directors resolved to abandon the manufacture and marketing of customized playing cards and to concentrate on the development, marketing and licensing of software for the local printers industry.

In the fourth quarter 2008, we wrote-off the value of our playing card property as follows:

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

Unamortized website costs......................$        6,014
Packaging supplies inventory...................         6,744
                                                --------------
                                                $      12,758
                                                ==============

Results for the discontinued operations were as follows:

                                                         Year Ended
                                                        December 31,
                                                      ----------------
                                                   2008                2007
                                                ---------            --------
Net sales....................................   $   55,438          $   43,759
Cost of sales................................      (36,414)            (22,886)
Allocated overhead expense...................      (66,000)            (66,250)
                                                -----------         -----------
                                                $  (46,979)         $  (45,377)
                                                ===========         ===========

The net liabilities of discontinued operations that are included on the Balance Sheet consisted of the following:

                                                         Year Ended
                                                        December 31,
                                                      ----------------
                                                   2008                2007
                                                ---------            --------
Unamortized website costs....................   $   --              $    7,732
Shipping containers..........................       --                   3,025
Card decks...................................       --                   7,032
                                                -----------         -----------
                                                $   --              $   17,789
                                                ===========         ===========

(5) Shareholders' Equity

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock. To date there have been no issuance of preferred stock. Upon issuance the Board of Directors will determine the terms and conditions.

Common Stock

The Company is authorized to issue 100,000,000 shares of no par value common stock.

Common Stock Options and Warrants

During 2008, we granted to consultants, options to purchase 600,000 shares of our common stock at an exercise prices ranging from $0.65 per share to $1.50 per share, in exchange for consulting services. The options vested immediately and expired from 2009 to 2013. Our Board of Directors, utilizing appropriate software, estimated the fair value of the options at values ranging from $0.001 per share to $0.2981 per share, or $52,863, which was recorded as stock compensation cost included in general and administrative expenses in the accompanying financial statements at December 31, 2008.

Using the Black-Scholes option-pricing software, the Board of Directors assumed the following in estimating the fair value of the warrant at the grant date:

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                          Notes to Financial Statements

                                                        From             To
Risk-free interest rate............................     0.70%           2.37%
Dividend yield.....................................     0.00%           0.00%
Volatility factor..................................    22.00%          50.00%
Weighted average expected life.....................     0.07%           5.00%

On October 1, 2007, we granted to consultants, options to purchase 280,000 shares of our common stock at an exercise price of $0.75 per share, in exchange for consulting services. The options vest immediately and expire on August 31, 2009. Our Board of Directors, utilizing appropriate software, estimated the fair value of the options at $.1256 per share, or $35,168, which was recorded as stock compensation cost included in general and administrative expenses in the accompanying financial statements at December 31, 2007.

Using the Black-Scholes option-pricing software, the Board of Directors assumed the following in estimating the fair value of the warrant at the grant date:

Risk-free interest rate............................     4.02%
Dividend yield.....................................     0.00%
Volatility factor..................................    50.00%
Weighted average expected life.....................    3 years

On December 7, 2007, we granted to an employee, an option to purchase 20,000 shares of our common stock at an exercise price of $1.00 per share, in reward for employee services. The option vests immediately and expires on August 31, 2009. Our Board of Directors, utilizing appropriate software, estimated the fair value of the warrant at $0.0831 per share, or $1,662, which was recorded as stock compensation cost included in general and administrative expenses in the accompanying financial statements at December 31, 2007.

Using the Black-Scholes option-pricing software, the Board of Directors assumed the following in estimating the fair value of the warrant at the grant date:

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                         Notes to Financial Statements


                                                                                               Weighted        Weighted
                                                                                                Average        Average
                                                                                Exercise       Exercise       Remaining
                                                                 Number          Price           Price       Contractual
                                                                of Shares      Per Share       Per Share         Life
                                                              -------------- --------------- -------------- ---------------

Outstanding at January 1, 2007................................    4,270,000         -        $       -             N/A

Granted.......................................................      300,000   $0.75 - $1.00  $    0.77         1.83 years
Exercised.....................................................        --           --             --               N/A
Cancelled/Expired.............................................        --           --             --               N/A
                                                              -------------- ------------------------------ ---------------
Outstanding at December 31, 2007..............................    4,570,000   $0.75 - $1.00  $    0.77         1.83 years
Granted.......................................................      600,000
Exercised.....................................................        --           --             --               N/A
Cancelled/Expired.............................................     (150,000)       --             --               N/A
                                                              -------------- ------------------------------ ---------------
Outstanding at December 31, 2008..............................    5,020,000   $0.65 - $1.50  $   0.95          1.35 years
                                                              ==============                 ==============

Excerisable at December 31, 2008..............................    5,020,000   $0.65 - $1.50  $   0.89          1.35 years
                                                              ============== ============================== ===============

                                                                Year Ended
                                                               December 31,
                                                         -----------------------
                                                          2008            2007
                                                          ----            ----
Total fair value of options vested during the period    $ 52,863        $ 48,205

(6) Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:


                                                                 Year Ended
                                                                December 31,
                                                      --------------------------------
                                                        2008                    2007
                                                      --------                --------

U.S. statutory federal rate......................         25%                   27.50%
State income tax rate............................          5%                    3.36%
Permanent difference - Contributed services......      -1.90%                   -1.90%
Net operating loss for which no tax
  benefit is currently available.................     -28.10%                  -28.96%
                                                      --------                --------
                                                        0.00%                    0.00%
                                                      --------                --------

                          TOMBSTONE TECHNOLOGIES, INC.
                        (Formerly Tombstone Cards, Inc.)
                         Notes to Financial Statements

At December 31, 2008, deferred tax assets consisted of a net tax asset of $148,149 due to operating loss carryforwards of $909,499 which was fully allowed for, in the valuation allowance of $148,149. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the year ended December 31, 2008 totaled $380,089. The net operating loss carryforward expires through the year 2028.

At December 31, 2007, deferred tax assets consisted of a net tax asset of $196,177 due to operating loss carryforwards of $529,410 which was fully allowed for, in the valuation allowance of $196,177. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the year ended December 31, 2007 totaled $149,078. The net operating loss carryforward expires through the year 2027.

The valuation allowance is evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(7)      Subsequent Event

Through March 25, 2009, we have raised $5,000 in connection with a convertible promissory note at 8%.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

Until ninety (90) days from the effective date of this Post-Effective Amendment No. 3 to the registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Colorado Revised Statutes and the bylaws.

Under the Colorado Revised Statutes, director immunity from liability to a company or its Shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its Shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Colorado law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors,
(c) is provided by us, in sole discretion, pursuant to the powers vested under Colorado law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

 ================================================================= ==========
                   EXPENDITURE ITEM                                  AMOUNT
 ----------------------------------------------------------------- ----------
 Attorney Fees                                                       $35,000
 ----------------------------------------------------------------- ----------
 Audit Fees                                                          $20,000
 ----------------------------------------------------------------- ----------
 Transfer Agent Fees                                                  $2,500
 ----------------------------------------------------------------- ----------
 SEC Registration and Blue Sky Registration fees (estimated)          $5,000
 ----------------------------------------------------------------- ----------
 Printing Costs and Miscellaneous Expenses (estimated)                $6,000
 ----------------------------------------------------------------- ----------
 TOTAL                                                               $68,500
 ================================================================= ==========

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 as shown in the following table:

NAME                    COMMON SHARES    "A" WARRANTS    "B" WARRANTS     "OTHER"    ($) PAID   DATE OF     EXEMPTION
                                                                          WARRANTS     PER      PURCHASE
                                                                                     SECURITY
----------------------------------------------------------------------------------------------------------------------
Dale Stonedahl              60,000          60,000          60,000                       $.50    3/10/06     Rule 506
(1)(2)

George W.                   50,000          50,000          50,000                       $.50    2/22/06     Rule 506
Wanberg  and
Cynthia B.
Wanberg (1)

Gary Stonedahl              20,000          20,000          20,000                       $.50    3/10/06     Rule 506

Lee A. Milo TR UA          100,000         100,000         100,000                       $.50    3/13/06     Rule 506
12052002, George
Wanberg TTEE

Matthew Ray Frigm           20,000          20,000          20,000                       $.50    3/14/06     Rule 506

William J. Clayton          30,000          30,000          30,000                       $.50    3/17/06     Rule 506

Richard C.                  50,000          50,000          50,000                       $.50    3/19/06     Rule 506
Erickson

Carmine Tirone              30,000          30,000          30,000                       $.50    3/20/06     Rule 506

Willie Gibson               10,000          10,000          10,000                       $.50    3/21/06     Rule 506

Leroy Padilla               10,000          10,000          10,000                       $.50    3/30/06     Rule 506

Nagle Family Trust          50,000          50,000          50,000                       $.50    5/31/06     Rule 506

David W. Lane              100,000         100,000         100,000                       $.50    7/13/06     Rule 506

Robert E.                  100,000         100,000         100,000                       $.50    7/28/06     Rule 506
Maciorowski

James Scanlon              200,000         200,000         200,000                       $.50    7/28/06     Rule 506

Mike Scanlon               200,000         200,000         200,000                       $.50    7/31/06     Rule 506

Michael J. Keate           200,000         200,000         200,000                       $.50    7/31/06     Rule 506

Roland Rosenboom           200,000         200,000         200,000                       $.50    7/31/06     Rule 506

James V. Bickford          100,000         100,000         100,000                       $.50    7/31/06     Rule 506

Lawrence M. Elman           50,000          50,000          50,000                       $.50    7/31/06     Rule 506

Richard Gardner             10,000          10,000          10,000                       $.50     8/1/06     Rule 506

                                       37

NAME                    COMMON SHARES    "A" WARRANTS    "B" WARRANTS     "OTHER"    ($) PAID   DATE OF     EXEMPTION
                                                                          WARRANTS     PER      PURCHASE
                                                                                     SECURITY
----------------------------------------------------------------------------------------------------------------------

Robert E. Dettle,           50,000          50,000          50,000                       $.50     8/4/06     Rule 506
Trustee

William H. & Gale           10,000          10,000          10,000                       $.50     8/7/06     Rule 506
S. Kendall

William R. Talbert          10,000          10,000          10,000                       $.50    8/29/06     Rule 506

John Gersman                10,000          10,000          10,000                       $.50    8/30/06     Rule 506

Dulcinea A.                 10,000          10,000          10,000                       $.50    8/30/06     Rule 506
Hansard

Steve E. Hatch              50,000          50,000          50,000                       $.50    8/30/06     Rule 506

Capital Merchant                                                           600,000    $.00001    8/31/06      Section
Banc                                                                                                             4(2)

Garden State                                                                60,000    $.00001    8/31/06      Section
Securities                                                                                                       4(2)

Dale Stonedahl(2)           50,000          50,000                          50,000      $.001    8/31/06      Section
                                                                                                                 4(2)
William Reilly(2)          100,000         100,000                         100,000      $.001    8/31/06      Section
                                                                                                                 4(2)
Indis Baltic               140,000                                                       $.27   3/3/2009      Section
                                                                                                                 4(2)
Neil A. Cox                180,000                                                      $0.10    6/30/09      Section
                                                                                                                 4(2)
John Harris                180,000                                                      $0.10    6/30/09      Section
                                                                                                                 4(2)
Michael Willis             116,170                                                      $0.10    6/30/09      Section
                                                                                                                 4(2)
Michael Willis               6,830                                                      $0.10    7/31/09      Section
                                                                                                                 4(2)
---------------------
     (1)  Mr. Dale  Stonedahl  and Mr.  George  Wanberg were both  purchasers of stock  ($0.01) in 2005 and both also  purchased  units  ($0.50) in the
          Private Placement Memorandum in 2006.
     (2)  In addition,  Dale  Stonedahl and William  Reilly have Employee  Stock
          Options of 50,000 Shares and 250,000  Shares,  respectively,  at $0.55 per Share. The Stock Options have not been exercised.

EXEMPTIONS FROM REGISTRATION FOR UNREGISTERED SALES

1. Common Shares sold at $.01 were sold to the initial founding shareholders under Section 4(2) and to private investors at $0.01 per Share pursuant to an exemption under Rule 504 of Regulation D in 2005.

2. Units consisting of Common Shares and Warrants were sold at $0.50 per Unit pursuant to an exemption under Rule 506 of Reg. D in 2006.

A Private Placement Memorandum was used together with a Subscription Agreement for the Offering in which the investors represented thus understood the securities were unregistered and that they had no liquidity and must be held for an indefinite period of time, and that they were not purchasing with the intent to resell promptly.

3. The Warrants issued to Capital Merchant Banc, Garden State Securities and certain Employee Stock Options were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 in 2006. Each of the recipients of Warrants or Stock Options received such in consideration of services rendered:

     1. Capital Merchant Banc -consulting services on business model and plan, sales implementation and product public relations design program - 600,000 Warrants at $0.55
     2. Garden State Securities - additional compensation to Registered Broker Dealer for acting as Placement Agent - 60,000 Warrants at $0.60
     3. Employees received Options for services rendered to our Company. 50,000 - Dale Stonedahl / 100,000 - William Reilly

EXHIBITS

 -------- ---------------------------------------------------- -----------------
 NUMBER   DESCRIPTION
 -------- ---------------------------------------------------- -----------------
 3.1      Articles of Incorporation.                           *
 3.2      Articles of Amendment - Name Change                  *
 3.3      Articles of Amendment - Name Change                  ***
 3.4      Bylaws of Tombstone Cards, Inc.                      *
 5        Opinion re: Legality                                 Filed Herewith
 10.1     "A" Warrant Form                                     *
 10.2     "B" Warrant Form                                     *
 10.3     Capital Merchant Banc Warrant Form                   *
 10.4     Employee Stock Warrant Form                          *
 10.5     William H. Reilly Warrant Form                       *
 10.6     Dale Stonedahl Warrant Form                          *
 10.7     Revised Garden State Securities Warrant Form         **
 10.8     Consulting  Agreement  with Capital  Merchant Banc,  *
          LLC
 10.9     Garden State Securities Finder's Fee Agreement       *
 10.10    2006 Tombstone Cards, Inc. Option Plan               *
 23.1     Consent of Attorney                                  Filed Herewith
 23.2     Consent of Accountant                                Filed Herewith
 -------- ---------------------------------------------------- -----------------

*   Incorporated   by  reference  to  the  Form  SB-2   Registration   Statement
(#333-138184) filed with the Securities and Exchange Commission on October 23, 2006.

**  Incorporated  by  reference  to  the  Form  SB-2/A  Registration   Statement
(#333-138184) filed with the Securities and Exchange Commission on January 8, 2007.

*** Incorporated by reference to the Form 8-A12G filed with the Securities and Exchange Commission on December 3, 2008.

UNDERTAKINGS

Tombstone Technologies, Inc. hereby undertakes the following:

To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Post-Effective Amendment No. 3 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on September 15, 2009.

TOMBSTONE TECHNOLOGIES, INC.


/s/ John N. Harris                                          September 15, 2009
--------------------------------------------
John N. Harris
(Principal Executive Officer, President
and Chief Executive Officer)

/s/ Neil A. Cox                                             September 15, 2009
--------------------------------------------
Neil A. Cox
(Chief Financial Officer/Principal
Accounting Officer)

/s/ William H. Reilly                                       September 15, 2009
--------------------------------------------
William H. Reilly
(Chief Operating Officer, Chief Technology
 Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.





/s/ John N. Harris                                          September 15, 2009
--------------------------------------------
John N. Harris, Director


/s/ Neil A. Cox                                             September 15, 2009
--------------------------------------------
Neil A. Cox, Director


/s/ William H. Reilly                                       September 15, 2009
--------------------------------------------
William H. Reilly, Director